PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 1998)

                                 $750,000,000

                        Morgan Stanley Capital Trust II

                           7 1/4% CAPITAL SECURITIES

                                 guaranteed by

                       Morgan Stanley Dean Witter & Co.

                             --------------------


Morgan Stanley Capital Trust II, formerly known as MSDW Capital Trust II, is offering capital securities that Morgan Stanley Dean Witter & Co., referred to in this prospectus supplement as Morgan Stanley, will fully and unconditionally guarantee, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated debt indenture. Morgan Stanley Capital Trust II will redeem the capital securities on July 31, 2031, which date may be extended to a date not later than July 31, 2050, and may redeem them earlier.

                             --------------------

The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The New York Stock Exchange symbol for the capital securities is "MWJ."

                             --------------------


Investing in the capital securities involves risks. See "Risk Factors" beginning on page S-9.

                             --------------------

                        PRICE $25 PER CAPITAL SECURITY

                             --------------------




                                                                              Underwriting              Proceeds To
                                                        Price To              Discounts and           Morgan Stanley
                                                        Public(1)             Commissions(2)       Capital Trust II(1)(2)
                                                        ---------            --------------        ----------------------
Per Capital Security......................                $25                    $.7875                     $25
Total ....................................           $750,000,000             $23,625,000              $750,000,000


-----------
(1)  Plus accumulated distributions, if any, from July 19, 2001.

(2) Because Morgan Stanley Capital Trust II will use all of the proceeds from the sale of the capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley, Morgan Stanley will pay all underwriting discounts and commissions. For sales of 10,000 or more capital securities to a single purchaser, the underwriting commission will be $.50 per capital security.

This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. The underwriters may act as principal or agent in such transactions.

The underwriters may purchase up to an additional 4,500,000 capital securities for $25 per capital security and accumulated distributions, if any, within 30 days from the date of this prospectus supplement to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the capital securities to purchasers on July 19, 2001.

                             --------------------

MORGAN STANLEY
         A.G. EDWARDS & SONS, INC.
                      MERRILL LYNCH & CO.
                                PRUDENTIAL SECURITIES
                                                SALOMON SMITH BARNEY
                                                                   UBS WARBURG

July 12, 2001


                                                     ----------------------

                                                       TABLE OF CONTENTS

                                                     ----------------------



                      Prospectus Supplement                                                   Prospectus

                                                          Page                                                          Page

Prospectus Supplement Summary..............................S-3       Available Information...............................3
Risk Factors...............................................S-9       Incorporation of Certain
Morgan Stanley Capital Trust II...........................S-13        Documents by Reference.............................3
Consolidated Ratios of Earnings to Fixed Charges                     The Company.........................................5
and Earnings to Fixed Charges and Preferred                          The Issuer Trusts...................................6
Stock Dividends...........................................S-14       Use of Proceeds.....................................7
Accounting Treatment......................................S-14       Consolidated Ratios of Earnings to Fixed
Description of Capital Securities.........................S-15        Charges and Earnings to Fixed Charges
Description of Junior Subordinated Debentures.............S-23        and Preferred Stock Dividends......................7
Description of Guarantee..................................S-30       Description of Debt Securities......................8
Relationship Among the Capital Securities, the Junior                Description of Capital Securities..................16
Subordinated Debentures and the Guarantee.................S-31       Global Securities..................................22
United States Federal Income Tax Consequences.............S-33       Description of Guarantees..........................24
Certain ERISA Considerations..............................S-37       Plan of Distribution...............................27
Underwriters..............................................S-40       Validity of Securities.............................28
Validity of Securities....................................S-43       Experts............................................28

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley Trust and Morgan Stanley have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Morgan Stanley Trust and Morgan Stanley are offering to sell the capital securities, and are seeking offers to buy the capital securities, only in jurisdictions where offers and sales are permitted. In this prospectus supplement, references to Morgan Stanley Trust mean Morgan Stanley Capital Trust II and references to Morgan Stanley mean Morgan Stanley Dean Witter & Co.

         Except as otherwise noted, the discussion in this prospectus supplement assumes that the underwriters will only purchase 30,000,000 capital securities and will not purchase any additional securities pursuant to their over-allotment option.

         The distribution of this prospectus supplement and the accompanying prospectus and the offering of the capital securities in certain jurisdictions may be restricted by law. Persons outside the United States who came into possession of this prospectus supplement and accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the capital securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

                         PROSPECTUS SUPPLEMENT SUMMARY

         The following information concerning Morgan Stanley, Morgan Stanley Trust, the 7 1/4% capital securities to be issued by Morgan Stanley Trust, the guarantee to be issued by Morgan Stanley with respect to the capital securities and the 7 1/4>% junior subordinated debentures due July 31, 2031 to be issued by Morgan Stanley supplements, and should be read in conjunction with, the information contained in the accompanying prospectus. Terms defined in the accompanying prospectus have the same meanings in this prospectus supplement.

Morgan Stanley Dean Witter & Co.

         Morgan Stanley is a global financial services firm that maintains leading market positions in each of its three business segments: Securities, Investment Management and Credit Services.

         Morgan Stanley's Securities business segment includes:

      o investment banking, including securities underwriting and distribution, financial advisory services, including advice on mergers and acquisitions, restructurings, real estate and project finance, and financing and investing;

      o sales, trading, financing and market-making activities to facilitate client orders and on a proprietary basis, in such products as equity securities and related products, fixed income securities and related products, including foreign exchange and commodities, and derivatives;

      o    principal investing, including private equity activities; and

      o securities services to accommodate individual investor needs, including full-service brokerage services for investors seeking financial advice, online execution capabilities for self-directed investors desiring to invest with limited professional assistance and financial advisory services for high net worth clients.

         Morgan Stanley's Investment Management business segment provides global asset management products and services to individual and institutional investors through three principal distribution channels: Morgan Stanley's financial advisors; a non-proprietary channel consisting of broker-dealers, banks and financial planners; and Morgan Stanley's proprietary institutional channel.

         Morgan Stanley's Credit Services business segment includes Discover Financial Services, which offers the Discover(R) Card, the Discover Platinum Card, the Morgan Stanley Dean Witter(TM) Card and other proprietary general purpose credit cards and Discover Business Services, a proprietary network of merchant and cash access locations in the United States.

         Morgan Stanley provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. Morgan Stanley conducts its business from its headquarters in New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other financial centers throughout the world.

Morgan Stanley Capital Trust II

         Morgan Stanley Trust is a statutory Delaware business trust. Morgan Stanley Trust exists solely to:

      o    issue and sell its common securities to Morgan Stanley;

      o    issue and sell its capital securities to the public;

      o use the proceeds from the sale of its common securities and capital securities to purchase junior subordinated debentures from Morgan Stanley; and

      o engage in other activities that are necessary, convenient or incidental to these purposes.

         The Bank of New York will act as the property trustee of Morgan Stanley Trust. The Bank of New York (Delaware) will act as the Delaware trustee of Morgan Stanley Trust. Two employees, officers or affiliates of Morgan Stanley or its subsidiaries will act as administrators of Morgan Stanley Trust. The principal offices and telephone number of Morgan Stanley Trust are 1585 Broadway, New York, New York 10036 and (212) 761-4000.

The Offering

         Morgan Stanley Trust is offering its capital securities for $25 per security. Morgan Stanley Trust will use all of the proceeds from the sale of its capital securities and its common securities to purchase junior subordinated debentures of Morgan Stanley. The junior subordinated debentures will be Morgan Stanley Trust's only assets. Morgan Stanley will fully and unconditionally guarantee the obligations of Morgan Stanley Trust, based on its combined obligations under a guarantee, a trust agreement and a junior subordinated debt indenture.

         The Capital Securities

         If you purchase capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of $1.8125 for each capital security, which represents 7 1/4% of the liquidation amount of $25 for each capital security. If Morgan Stanley Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid liabilities owed to its creditors. Accordingly, you may not receive the full liquidation amount and accumulated but unpaid distributions if Morgan Stanley Trust does not have enough funds.

         Distributions will accumulate from the date Morgan Stanley Trust issues its capital securities. Morgan Stanley Trust will pay the distributions quarterly on January 31, April 30, July 31 and October 31 of each year, beginning October 31, 2001. These distributions may be deferred for up to 20 consecutive quarters. Morgan Stanley Trust will only pay distributions when it has funds available for payment.

         If you purchase the capital securities, you will have limited voting rights. You will be entitled to vote on the following matters:

      o removal of the property trustee or the Delaware trustee when there is an event of default under the junior subordinated debentures,

      o certain modifications to the terms of the capital securities and the guarantee, and

      o the exercise of Morgan Stanley Trust's rights as holder of the junior subordinated debentures.

         A more detailed description of your voting rights is contained under "Description of Capital Securities--Removal of Issuer Trustees; Appointment of Successors," "--Voting Rights; Amendment of Trust Agreements" and "Description of Guarantees--Amendments and Assignment" on pages 18, 20 and 25 of the accompanying prospectus.

         The Common Securities

         Morgan Stanley will acquire all of the common securities of Morgan Stanley Trust. The common securities will have an aggregate liquidation amount of at least 3% of the total capital of Morgan Stanley Trust. Except as described under "Ranking" below, the common securities will rank equal to the capital securities in priority of payment. Normally, the common securities will have sole voting power on matters to be voted upon by Morgan Stanley Trust's security holders.

         The Junior Subordinated Debentures

         Morgan Stanley Trust will purchase the junior subordinated debentures from Morgan Stanley with the proceeds from the sale of its capital securities and its common securities. Morgan Stanley will issue the junior subordinated debentures under a junior subordinated debt indenture between Morgan Stanley and The Bank of New York, as indenture trustee. The junior subordinated debentures will:

      o have an aggregate principal amount equal to $773,195,900, which is the aggregate liquidation amount of the capital securities plus the capital contributed by Morgan Stanley for the common securities;

      o    bear interest at an annual rate of 7 1/4%;

      o pay interest quarterly, subject to the right o Morgan Stanley to defer interest payments for up to 20 consecutive quarters as described below; and

      o mature on July 31, 2031, although Morgan Stanley may redeem them earlier or accelerate or extend their maturity under the circumstances described below.

         The Guarantee of the Capital Securities

         Morgan Stanley will guarantee the capital securities on a limited basis under the guarantee.

         The guarantee requires Morgan Stanley to pay accumulated but unpaid distributions, redemption payments and liquidation payments on the capital securities on behalf of Morgan Stanley Trust only in an amount equal to the sum of the payments Morgan Stanley has made to Morgan Stanley Trust on the junior subordinated debentures. It does not, however, require Morgan Stanley to make payments on behalf of Morgan Stanley Trust if Morgan Stanley Trust does not have sufficient funds to make payments on the capital securities because Morgan Stanley has not made payments on the junior subordinated debentures.

         Ranking

         The capital securities will generally rank equal to the common securities in priority of payment. Morgan Stanley Trust will make payments on the capital securities and the common securities based on a proportionate allocation of the payments it receives on the junior subordinated debentures. However, the capital securities will rank prior to the common securities as to payment if and so long as Morgan Stanley fails to pay any amounts under the junior subordinated debentures when due. For a more detailed explanation, see "Description of Capital Securities--Subordination of Common Securities" on page 17 of the accompanying prospectus.

         The junior subordinated debentures and the guarantee will be unsecured and will rank subordinate and junior in right of payment to all of Morgan Stanley's current and future senior indebtedness, liabilities and obligations, including senior subordinated debt of Morgan Stanley, and effectively subordinated to all indebtedness and other liabilities of its subsidiaries. For a more detailed explanation, see "Description of Debt Securities--Subordinated Debt--Junior Subordinated Debt" on page 11 of the accompanying prospectus and "Description of Guarantees--Status of the Guarantees" on page 25 of the accompanying prospectus.

         Deferral of Distributions

         Unless there is an event of default under the junior subordinated debentures, Morgan Stanley can defer interest payments on the junior subordinated debentures during any period of up to 20 consecutive quarters, but not beyond their maturity date. After Morgan Stanley makes all interest payments that it has deferred, including accrued interest on the deferred payments, Morgan Stanley can again defer interest payments during new periods of up to 20 consecutive quarters as long as Morgan Stanley adheres to the same requirements.

         If Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley Trust will defer distributions on the capital securities. During any deferral period, distributions will continue to accumulate on the capital securities at an annual rate of 7 1/4>% of the liquidation amount of $25 per capital security. Also, the deferred distributions will accrue additional distributions, as permitted by applicable law, at an annual rate of 7 1/4%%, compounded quarterly.

         While Morgan Stanley defers interest payments on the junior subordinated debentures, Morgan Stanley will generally not be permitted to:

      o declare or pay any dividends or any distributions on, or redeem, purchase, acquire or make a liquidation payment on any of its capital stock; or

      o make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures.

         If Morgan Stanley defers payments of interest on the junior subordinated debentures, the capital securities would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means that you would be required to include accrued interest in your income for United States federal income tax purposes before you receive any cash distributions. Please see "United States Federal Income Tax Consequences" on page S-33 for a more complete discussion.

         Redemption of Capital Securities and the Junior Subordinated Debentures

         Morgan Stanley Trust will redeem all of the outstanding capital securities and common securities when Morgan Stanley redeems the junior subordinated debentures or repays the junior subordinated debentures at maturity on July 31, 2031, which date may be accelerated under the limited circumstances described under "Conditional Right to Shorten Maturity" below or extended as described under "Option to Extend Maturity Date" below. If Morgan Stanley redeems any junior subordinated debentures before their maturity, Morgan Stanley Trust will use the cash it receives from the redemption to redeem capital securities and common securities.

         Except as described above under "Ranking," the aggregate liquidation amount of capital and common securities to be redeemed will be allocated approximately 97% to the capital securities and approximately 3% to the common securities.

         Morgan Stanley can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued interest to the date of redemption:

      o on or after July 31, 2006, in whole or in part, on one or more occasions, at any time; and

      o before July 31, 2006, in whole only and only if adverse changes in tax or investment company law described on pages S-17 and S-18, respectively, occur and are continuing.

         Distribution of the Junior Subordinated Debentures

         Morgan Stanley has the right to terminate Morgan Stanley Trust at any time. If Morgan Stanley decides to exercise its right to terminate Morgan Stanley Trust, Morgan Stanley Trust will distribute approximately 97% of the junior subordinated debentures to holders of the capital securities and approximately 3% to the holders of the common securities. However, if an event of default has occurred with respect to the junior subordinated debentures, holders of capital securities will have priority over holders of common securities as described under "Ranking" above. If the junior subordinated debentures are distributed, Morgan Stanley will use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed.

         Conditional Right To Shorten Maturity

         If adverse changes in tax law described on page S-17, respectively, occur, Morgan Stanley will have the right, prior to the termination of Morgan Stanley Trust, to shorten the maturity of the junior subordinated debentures. Morgan Stanley may only shorten the maturity to the extent necessary so that the interest paid on the junior subordinated debentures will continue to be tax deductible by Morgan Stanley. The shortened term of the junior subordinated debentures may not be less than 15 years from the date of their original issuance.

         Option to Extend Maturity Date

         Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than July 31, 2050, so long as at the time such election is made and at the time such extension commences:

      o no event of default under the junior subordinated debentures has occurred and is continuing,

      o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities are accumulated, and

      o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

         Use of Proceeds

         Morgan Stanley Trust will invest all of the proceeds from the sale of the capital securities in the junior subordinated debentures. Morgan Stanley intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes, which may include additions to working capital, the redemption of outstanding preferred stock, the repurchase of outstanding common stock and the repayment of indebtedness.

         Listing of the Capital Securities

         The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that a liquid trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

         Risk Factors

         Your investment in the capital securities will involve risks. You should carefully consider the discussion of risks that follows below in the section entitled "Risk Factors", and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the capital securities is suitable for you.

         Form of Capital Securities

         The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Rather, your broker or other direct or indirect participant of DTC will maintain your position in the capital securities.

                                 RISK FACTORS

         An investment in the capital securities involves a number of risks. You should carefully review the information contained in the other sections of this prospectus supplement and the accompanying prospectus and should particularly consider the following matters before purchasing any capital securities.

         Because Morgan Stanley Trust will rely on the payments it receives on the junior subordinated debentures to fund all payments on the capital securities, and because Morgan Stanley Trust may distribute the junior subordinated debentures in exchange for the capital securities, you are making an investment decision with regard to the junior subordinated debentures as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about both of these securities and the guarantee.

Holders of Morgan Stanley's Senior Indebtedness Will Get Paid Before Morgan Stanley Trust Will Get Paid Under the Junior Subordinated Debentures and Before You Will Get Paid Under the Guarantee

         Morgan Stanley's obligations under the junior subordinated debentures and the guarantee are unsecured and will rank in priority of payment junior to all of Morgan Stanley's current and future senior indebtedness, liabilities and obligations, including the senior subordinated debentures of Morgan Stanley. As of May 31, 2001, there was approximately $93.8 billion of outstanding senior indebtedness of Morgan Stanley (including senior indebtedness consisting of guaranteed obligations of the indebtedness of subsidiaries).

         Morgan Stanley's obligations under the junior subordinated debentures and the guarantee will also be effectively subordinated to all current and future indebtedness and other liabilities of its subsidiaries.

         The capital securities, the junior subordinated debentures and the guarantee do not limit the ability of Morgan Stanley or any of its subsidiaries to incur additional indebtedness, liabilities and obligations, including indebtedness, liabilities and obligations that rank senior to or equal with the junior subordinated debentures and the guarantee. For more information on the ranking of Morgan Stanley's obligations under the junior subordinated debentures and the guarantee, see "Description of Debt Securities--Subordinated Debt--Junior Subordinated Debt" on page 11 of the accompanying prospectus and "Description of Guarantees--Status of the Guarantees" on page 25 of the accompanying prospectus.

If Morgan Stanley Does Not Make Payments on the Junior Subordinated Debentures, Morgan Stanley Trust Will Not be Able to Pay Distributions on the Capital Securities and the Guarantee Will Not Apply

         The ability of Morgan Stanley Trust to timely pay distributions on the capital securities and the liquidation amount of $25 per capital security depends solely upon Morgan Stanley's making the related payments on the junior subordinated debentures when due. If Morgan Stanley defaults on its obligation to pay the principal of or interest on the junior subordinated debentures, Morgan Stanley Trust will not have sufficient funds to pay distributions on, or the $25 liquidation amount per security of, the capital securities.

         In that case, you will not be able to rely upon the guarantee for payment of these amounts because the guarantee only applies if Morgan Stanley makes the corresponding payment of principal of or interest on the junior subordinated debentures. Instead, you or the property trustee will have to bring a legal action against Morgan Stanley to enforce the property trustee's rights under the indenture relating to the junior subordinated debentures.

         See "You May Not Be Able to Enforce Your Rights Against Morgan Stanley Directly If an Event of Default Occurs; You May Have to Rely on the Property Trustee to Enforce Your Rights" immediately below and

"Description of Guarantee" on page S-30 for more information on how to bring a legal action against Morgan Stanley.

You May Not Be Able To Enforce Your Rights Against Morgan Stanley Directly If An Event Of Default Occurs; You May Have To Rely On The Property Trustee To Enforce Your Rights

         You will not always be able to directly enforce your rights against Morgan Stanley if an event of default occurs.

         If an event of default under the junior subordinated debentures occurs and is continuing, that event will also be an event of default under the capital securities. In that case, you may have to rely on the property trustee, as the holder of the junior subordinated debentures, to enforce your rights against Morgan Stanley.

         You may bring a legal action against Morgan Stanley if holders of a majority in liquidation amount of the capital securities direct the property trustee to enforce its rights under the indenture but it does not enforce its rights as directed. You may only bring a legal action against Morgan Stanley directly if the event of default under the trust agreement occurs because of Morgan Stanley's failure to pay when due interest on or the principal of on the junior subordinated debentures.

         See "Description of Junior Subordinated Debentures--Events of Default and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley" on page S-30.

Distributions on the Capital Securities Could be Deferred; You May Have to Include Interest in Your Taxable Income Before You Receive Cash

         As long as Morgan Stanley is not in default under the junior subordinated debentures, it may defer interest payments on the junior subordinated debentures one or more times. Each deferral period may last for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During a deferral period, Morgan Stanley Trust would defer distributions on the capital securities in a corresponding amount.

         If Morgan Stanley defers interest payments on the junior subordinated debentures and Morgan Stanley Trust defers distributions on the capital securities, you will have to accrue interest income as original issue discount for United States federal income tax purposes on your proportionate share of the deferred interest on the junior subordinated debentures held by Morgan Stanley Trust. As a result, you would have to include that accrued interest in your gross income for United States federal income tax purposes before you actually receive any cash attributable to that income. You will also not receive the cash distribution related to any accrued and unpaid interest from Morgan Stanley Trust if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would normally have been paid.

         Morgan Stanley has no current intention of exercising its right to defer payments of interest on the junior subordinated debentures. However, if Morgan Stanley exercises this right, the market price of the capital securities may be adversely affected. If you sell your capital securities when distributions are being deferred, you may not receive the same return on investment as someone who continues to hold the capital securities. In addition, because of Morgan Stanley's right to defer interest payments, the market price of the capital securities may be more volatile than the market prices of other securities that are not subject to interest deferrals.

         See "Description of Capital Securities--Deferral of Distributions" on page S-16, "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" on page S-24, and "United States Federal Income Tax Consequences-US Holders-Interest Income and Original Issue Discount" and "--Sales of Capital Securities" on pages S-34 and S-35, respectively, for more information regarding the interest payment deferral option.

The Capital Securities May be Redeemed Prior to Maturity; You May be Taxed on the Proceeds and You May Not be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

         If adverse changes in the tax laws or investment company law discussed on pages S-17 and S-18, respectively, occur and are continuing, Morgan Stanley may redeem the junior subordinated debentures in whole, but not in part, within 90 days following the occurrence of the event. Morgan Stanley may also redeem the capital securities at its option in whole or in part on one or more occasions at any time on or after July 31, 2006.

         If the junior subordinated debentures are redeemed, the capital securities will be redeemed at a redemption price equal to the $25 per capital security liquidation amount plus accumulated but unpaid distributions to the redemption date. Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

         In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the capital securities.

         See "Description of Junior Subordinated Debentures--Redemption" on page S-25 and "Description of Capital Securities-- Redemption" on page S-17 and "--Liquidation Distribution Upon Dissolution" on page S-19 for more information on redemption of the junior subordinated debentures.

Morgan Stanley Trust May Distribute the Junior Subordinated Debentures to the Holders of the Capital Securities and the Junior Subordinated Debentures May Trade at a Price that is Lower than the Price You Paid for the Capital Securities

         If Morgan Stanley terminates Morgan Stanley Trust before the maturity of the junior subordinated debentures, the property trustee will distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Morgan Stanley Trust.

         No one can accurately predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive upon a distribution, or the capital securities you hold pending the distribution, may trade at a lower price than what you paid to purchase the capital securities.

         Although Morgan Stanley has agreed to use its reasonable best efforts to list the junior subordinated debentures on the New York Stock Exchange or any other exchange on which the capital securities are then listed, Morgan Stanley cannot assure you that the New York Stock Exchange will approve the junior subordinated debentures for listing or that a trading market will exist for the junior subordinated debentures.

         Under the current United States federal income tax law, the distribution of junior subordinated debentures upon the termination of Morgan Stanley Trust would generally not be taxable to you. If, however, Morgan Stanley Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of the liquidation, the distribution of the junior subordinated debentures would be taxable to you.

         Please see "Description of the Capital Securities--Liquidation Distribution Upon Dissolution" on page S-19 for more information.

Morgan Stanley May Shorten the Maturity of the Junior Subordinated Debentures, Which Will Result in Early Redemption of the Capital Securities; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return

         Upon the occurrence and continuation of adverse tax events as explained in "Description of the Junior Subordinated Debentures--Option to Accelerate the Maturity Date" on page S-26, Morgan Stanley may, instead of redeeming the junior subordinated debentures, shorten the stated maturity of the junior subordinated debentures to a date not less than 15 years from the date of original issuance. In that event, the mandatory redemption date for the capital securities will be correspondingly shortened.

         Under current United States federal income tax law, the redemption of the capital securities would be a taxable event to you.

         In addition, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you received on the capital securities.

Morgan Stanley May Extend the Maturity of the Junior Subordinated Debentures, Which Will Delay the Mandatory Redemption Date for the Capital Securities by Up To 19 Years

         Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than July 31, 2050, so long as at the time such election is made and at the time such extension commences:

      o no event of default under the junior subordinated debentures has occurred and is continuing,

      o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities are accumulated, and

      o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

If You Sell Your Capital Securities Between Record Dates for Distribution Payments, You Will Have to Include Accrued but Unpaid Distributions in Your Taxable Income

         The capital securities may trade at prices that do not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures.

         If you dispose of your capital securities before the record date for a distribution payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your proportionate share of the junior subordinated debentures through the date of your disposition.

         Upon the sale of your capital securities you will recognize a capital loss if the amount you receive is less than your adjusted tax basis in the capital securities. The amount you receive for your capital securities may not fully reflect the value of any accrued but unpaid interest at the time of the sale while your adjusted tax basis will include any accrued but unpaid interest. Normally, you may not apply capital losses to offset ordinary income for United States federal income tax purposes.

         See "United States Federal Income Tax Consequences--Sales of Capital Securities" on page S-35 for more information.

Morgan Stanley Generally Will Control Morgan Stanley Trust Because Your Voting Rights Are Very Limited; Your Interests May Not Be the Same as Morgan Stanley's Interests

         You will have limited voting rights. For example, you may not elect or remove any trustees, except when there is a default under the junior subordinated debentures. In general, only Morgan Stanley, as the sole holder of the common securities of Morgan Stanley Trust, can replace or remove any of the trustees of Morgan Stanley Trust.

         Morgan Stanley and the administrators of Morgan Stanley Trust, who are employees or officers of Morgan Stanley or its affiliates, may amend the trust agreement without the consent of holders of capital securities as described under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreements" on page 20 of the accompanying prospectus.

An Active Trading Market for the Capital Securities May Not Develop

         The capital securities constitute a new issue of securities with no established trading market. The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to begin within a 30-day period after the date of this prospectus supplement. Listing of the capital securities on the New York Stock Exchange does not guarantee that a trading market for the capital securities will develop or, if a trading market for the capital securities does develop, the depth of that market or the ability of holders to sell their capital securities easily.

                        MORGAN STANLEY CAPITAL TRUST II

         Morgan Stanley Trust is a statutory business trust formed under Delaware law by:

      o the execution of a trust agreement by Morgan Stanley, as depositor, and the trustees of Morgan Stanley Trust, and

      o the filing of a certificate of trust with the Secretary of State of the State of Delaware.

         The capital securities offered hereby will constitute all of the capital securities of Morgan Stanley Trust. Morgan Stanley, or one of its affiliates, will acquire all of the common securities of Morgan Stanley Trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of Morgan Stanley Trust.

         Morgan Stanley has agreed to pay all fees and expenses related to Morgan Stanley Trust and the offering of the common securities and the capital securities.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND

            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth Morgan Stanley's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the periods indicated. The fiscal year information for 1996 combines the historical financial information of Dean Witter, Discover & Co. for the fiscal year ended December 31, 1996 with the historical financial information of Morgan Stanley Group Inc. for the fiscal year ended November 30, 1996. Subsequent to the merger between Dean Witter, Discover & Co. and Morgan Stanley Group Inc. in May 1997, Morgan Stanley adopted a fiscal year end of November 30. The fiscal year information for 1997 and subsequent periods reflects the change in fiscal year end.


                                           (Unaudited)
                                         Six Months Ended                                  Fiscal Year
                                     ------------------------         -----------------------------------------------------
                                     May 31,          May 31,
                                      2001             2000           2000         1999        1998        1997        1996
                                     ------           -------         ----         ----        ----        ----        ----
Ratio of earnings to
     fixed charges..........            1.2             1.6           1.5          1.6         1.4         1.4         1.3
Ratio of earnings to
     fixed charges and
     preferred stock
     dividends..............            1.2             1.6           1.5          1.6         1.4         1.4         1.3


         For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings are the sum of:

         o  pre-tax income; fixed charges; and

         o  amortization of capitalized interest;

less:

         o  capitalized interest.

         For purposes of calculating both ratios, fixed charges are the sum of:

         o  interest expensed and capitalized;

         o amortized premiums, discounts and capitalized expenses related to indebtedness; and

         o  our estimate of the interest component of rental expenses.

         Additionally, for purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends are included in the denominator of the ratio on a pre-tax basis. Distributions on capital securities issued by MSDW Capital Trust I are included in fixed charges as interest expense, not as preferred stock dividends.

                             ACCOUNTING TREATMENT

         For financial reporting purposes, Morgan Stanley will treat Morgan Stanley Trust as a subsidiary. Accordingly, Morgan Stanley will include the accounts of Morgan Stanley Trust in its consolidated financial statements. Morgan Stanley will include the capital securities in its consolidated balance sheet, and will include appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures in the notes to the consolidated financial statements. For financial reporting purposes, Morgan Stanley will record distributions on the capital securities in its consolidated statements of income.

                       DESCRIPTION OF CAPITAL SECURITIES

         The following, together with "Description of Capital Securities" on page 16 of the accompanying prospectus, is a description of the material terms of the capital securities. You should also read the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. A form of the trust agreement is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

         Morgan Stanley Trust will issue the capital securities under the terms of the trust agreement. The trust agreement is qualified under the Trust Indenture Act. The Bank of New York will act as the property trustee for purposes of complying with the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and the Delaware Business Trust Act and those made part of the trust agreement by the Trust Indenture Act.

General

         The capital securities will be limited to $750,000,000 aggregate liquidation amount outstanding, or $862,500,000 aggregate liquidation amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The capital securities will rank equal to, and payments will be made on the capital securities on a proportional basis with, the common securities. However, the capital securities will rank prior to the common securities as to payment if and so long as Morgan Stanley fails to pay amounts under the junior subordinated debentures when due as described under "Description of Capital Securities--Subordination of Common Securities" on page 17 of the accompanying prospectus. The trust agreement does not permit Morgan Stanley Trust to issue any securities other than the common securities and the capital securities or to incur any indebtedness.

         Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Capital Trust II. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities.

Distributions

         Distributions on the capital securities will be fixed at an annual rate of 7 1/4% of the stated liquidation amount of $25 per capital security, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 2001. If Morgan Stanley Trust is terminated and its assets distributed, for each capital security you own, you are entitled to receive the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of Morgan Stanley Trust available for distribution, after it has paid liabilities owed to its creditors but before it pays Morgan Stanley as holder of Morgan Stanley Trust's common securities. Distributions to which holders of the capital securities are entitled and that are past due will accumulate additional distributions at an annual rate of 71/4% of the unpaid distributions, compounded quarterly. The term "distribution" includes any additional distributions payable unless otherwise stated.

         The amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in that period. The amount of distributions payable for any full distribution period will be computed by dividing the rate per annum by four.

         Distributions on the capital securities:

      o     will be cumulative;

      o will accumulate from July 19, 2001, the date of initial issuance of the capital securities; and

      o will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing October 31, 2001 and will be payable to the holder of record, as described below.

         Funds available for distribution will be limited to payments received from Morgan Stanley on the junior subordinated debentures.

Payment of Distributions

         Morgan Stanley Trust will pay distributions on the capital securities to DTC, which will credit the relevant accounts at DTC on the applicable payment dates, or if DTC does not then hold the capital securities, Morgan Stanley Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of Morgan Stanley Trust on the relevant record dates. However, a holder of $1 million or more in aggregate liquidation amount of capital securities may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to Morgan Stanley Trust not later than 15 calendar days prior to the date on which the distribution is payable. The record dates will be the 15th calendar day, whether or not a business day, before the relevant payment date.

         Morgan Stanley Trust will pay distributions through the property trustee. The property trustee will hold amounts received from the junior subordinated debentures in the payment account for the benefit of the holders of the capital securities and the common securities.

         If a distribution is payable on a day that is not a business day, then that distribution will be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date.

         A business day is a day other than (a) a Saturday or Sunday, and (b) a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to close.

Deferral of Distributions

         As long as there is no event of default under the junior subordinated debentures, Morgan Stanley has the right to defer payments of interest on the junior subordinated debentures at any time and from time to time by extending the interest payment period for a period (an "extension period") of up to 20 consecutive quarters, but not beyond the maturity of the junior subordinated debentures.

         As a consequence, during an extension period, Morgan Stanley Trust will defer payment of the quarterly distributions on the capital securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 71/4%, compounded quarterly, during the extension period.

         While Morgan Stanley defers interest payments on the junior subordinated debentures, it will be restricted from (a) declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock and (b) making payments on or repaying, repurchasing or redeeming any of its debt securities that rank equal or junior to the junior subordinated debentures. See "Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "--Restrictions on Certain Payments; Certain Covenants of Morgan Stanley" on pages S-24 and S-26, respectively, for more information regarding these restrictions and the applicable exceptions.

         If Morgan Stanley Trust defers distributions, the deferred distributions, including accumulated additional distributions, will be paid on the distribution payment date following the last day of the extension period to the holders on the record date for that distribution payment date. Upon termination of an extension period and payment of all amounts due on the capital securities, Morgan Stanley may elect to begin a new extension period, subject to the above conditions.

         Morgan Stanley has no current intention of deferring payments of interest by extending the interest payment period on the junior subordinated debentures.

Redemption

         When Morgan Stanley repays or redeems the junior subordinated debentures, whether at maturity or upon earlier redemption, the property trustee will apply the proceeds from the repayment or redemption to redeem capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of junior subordinated debentures being repaid or redeemed. The redemption price per security will equal the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

         If less than all of the junior subordinated debentures are to be repaid or redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed will be allocated approximately 3% to the common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due. See "Description of Capital Securities--Subordination of Common Securities" on page 17 of the accompanying prospectus.

         Morgan Stanley will have the right to redeem the junior subordinated debentures:

      o on or after July 31, 2006, in whole or in part, on one or more occasions, at any time; and

      o before July 31, 2006, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event or an investment company event, each as defined below.

         A redemption of the junior subordinated debentures will cause a mandatory redemption of the capital securities and the common securities. See "Description of Junior Subordinated Debentures--Redemption" on page S-25.

         "Tax event" means the receipt by Morgan Stanley Trust of an opinion of counsel experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that as a result of:

      o any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority affecting taxation which is effective on or after the date of this prospectus supplement; or

      o any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations which is announced on or after the date of this prospectus supplement;

there is more than an insubstantial risk that:

       (1) Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

       (2) interest payable by Morgan Stanley to Morgan Stanley Trust on the junior subordinated debentures is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by Morgan Stanley, in whole or in part, for United States federal income tax purposes; or

       (3) Morgan Stanley Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than a de minimis amount of taxes, duties or other governmental charges.

         If a tax event has occurred and is continuing and Morgan Stanley Trust is the holder of all the junior subordinated debentures, Morgan Stanley will pay any additional sums required so that distributions on the capital securities will not be reduced by any additional taxes, duties or other governmental charges payable by Morgan Stanley Trust as a result of the tax event. See "Description of Junior Subordinated Debentures--Additional Sums" on page S-25.

         "Investment company event" means the receipt by Morgan Stanley Trust of an opinion of counsel to Morgan Stanley experienced in such matters, who is not an officer or employee of Morgan Stanley or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that Morgan Stanley Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of this prospectus supplement.

Redemption Procedures

         Morgan Stanley Trust may redeem capital securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

         The property trustee will mail written notice of the redemption of the capital securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If Morgan Stanley Trust gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the property trustee will, for capital securities held in book-entry form:

      o irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

      o give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities.

         With respect to the capital securities not held in book-entry form, if funds are available for payment, the property trustee will:

      o irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

      o give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of capital securities upon surrender of their certificates evidencing the capital securities.

         Notwithstanding the above, distributions payable on or prior to the date of redemption for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates.

         Once notice of redemption is given and funds are deposited, then all rights of the holders of the capital securities called for redemption will terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If notice of redemption is given and funds deposited as required, the capital securities then will cease to be outstanding.

         If any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

         If payment of the redemption price for the capital securities called for redemption is improperly withheld or refused and not paid either by Morgan Stanley Trust or by Morgan Stanley under the guarantee, then distributions on those capital securities will continue to accumulate at the then applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

         Subject to the above and applicable law, including United States federal securities laws, Morgan Stanley or its affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement, and may resell capital securities.

         If less than all the capital securities and common securities are redeemed, then the aggregate liquidation amount of the capital securities and the common securities to be redeemed normally will be allocated approximately 3% to the common securities and 97% to the capital securities. However, if an event of default has occurred as a result of any failure by Morgan Stanley to pay any amounts under the junior subordinated debentures when due, holders of the capital securities will be paid in full before any payments are made to holders of the common securities. See "Description of Capital Securities--Subordination of Common Securities" on page 17 of the accompanying prospectus for a more complete discussion. The property trustee will select the particular capital securities to be redeemed on the pro rata basis described above not more than 60 days prior to the date of redemption by any method the property trustee deems fair and appropriate or, if the capital securities are then held in book-entry form, in accordance with DTC's customary procedures.

Liquidation Distribution Upon Dissolution

         The amount payable on the capital securities in the event of any liquidation of Morgan Stanley Trust is the liquidation amount of $25 per capital security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of junior subordinated debentures.

         Morgan Stanley can at any time dissolve Morgan Stanley Trust. If Morgan Stanley Trust dissolves and it has paid the liabilities owed to its creditors, the junior subordinated debentures may be distributed to the holders of the capital securities and common securities.

         The trust agreement states that Morgan Stanley Trust will dissolve automatically on July 31, 2051 or earlier upon:

         (1)  the bankruptcy, dissolution or liquidation of Morgan Stanley;

         (2) the distribution of junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders to whom the junior subordinated debentures are distributed, if Morgan Stanley has given written direction to the property trustee to dissolve Morgan Stanley Trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of Morgan Stanley;

         (3) the redemption of all the capital securities in connection with the redemption of all the junior subordinated debentures or the maturity of the junior subordinated debentures; and

         (4) the entry of an order for the dissolution of Morgan Stanley Trust by a court of competent jurisdiction.

         If Morgan Stanley Trust dissolves as described in clauses (1), (2) or
(4) above, after Morgan Stanley Trust pays all amounts owed to creditors, holders of the capital securities and the common securities will be entitled to receive:

      o junior subordinated debentures having a principal amount equal to the liquidation amount of the capital securities and the common securities of the holders; or, if this is not practical,

      o a cash amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accumulated but unpaid distributions to the date of payment.

         If Morgan Stanley Trust cannot pay the full amount due on the capital securities and the common securities because it has insufficient assets for payment, then the amounts Morgan Stanley Trust owes on the capital securities will be proportionately allocated. The holders of the common securities will be entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the capital securities, except that if an event of default under the junior subordinated debentures has occurred and is continuing as a result of any failure by Morgan Stanley to pay any amounts in respect of the junior subordinated debentures when due, Morgan Stanley Trust will pay the total amounts due on the capital securities before making any distribution on the common securities. See "Description of Capital Securities--Subordination of Common Securities" on page 17 of the accompanying prospectus.

         After the liquidation date is fixed for any distribution of junior subordinated debentures, upon dissolution of Morgan Stanley Trust:

         o the capital securities and the common securities will no longer be deemed to be outstanding;

         o DTC or its nominee, as the registered holder of capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon distribution with respect to capital securities held by DTC or its nominee; and

         o any certificates representing capital securities will be deemed to represent the junior subordinated debentures having an aggregate principal amount equal to the liquidation amount of the capital securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on the capital securities, until the holder of those certificates presents them to the security registrar for the capital securities for transfer or reissuance.

The Capital Securities Will Initially be Issued in Book-Entry Form and Held Through DTC

         DTC will act as securities depository for the capital securities. Morgan Stanley Trust will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of capital securities. Morgan Stanley Trust will deposit these certificates with DTC or a custodian appointed by DTC. Morgan Stanley Trust will not issue certificates to you for the capital securities that you purchase, unless DTC's services are discontinued as described below. Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the capital securities.

         DTC has provided Morgan Stanley Trust and Morgan Stanley with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange

Act"). DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

         When you purchase capital securities within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the capital securities on DTC's records. You, as the actual owner of the capital securities, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts capital securities are credited.

         You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the capital securities should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

         Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

         The laws of some states may require that specified purchasers of securities take physical delivery of the capital securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificate representing the capital securities.

         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Morgan Stanley Trust and Morgan Stanley understand that, under DTC's existing practices, in the event that Morgan Stanley Trust or Morgan Stanley requests any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under the trust agreement or the junior subordinated debentures, DTC would authorize the Direct Participants holding the relevant beneficial interests to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The property trustee, on behalf of Morgan Stanley Trust, will send redemption notices to Cede & Co. If less than all of the capital securities are being redeemed, DTC will reduce each Direct Participant's holdings of capital securities in accordance with its procedures.

         In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to capital securities. Under its usual procedures, DTC would mail an omnibus proxy to Morgan Stanley Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the capital securities are credited on the record date, which are identified in a listing attached to the omnibus proxy.

         The property trustee, on behalf of Morgan Stanley Trust, will make distributions on the capital securities directly to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

         Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, Morgan Stanley, Morgan Stanley Trust, the trustees, the paying agent or any other agent of Morgan Stanley or Morgan Stanley Trust.

         DTC may discontinue providing its services as securities depository with respect to the capital securities at any time by giving reasonable notice to Morgan Stanley Trust. Additionally, Morgan Stanley may decide to discontinue the book-entry only system of transfers with respect to the capital securities. In that event, Morgan Stanley Trust will print and deliver certificates for the capital securities. If DTC notifies Morgan Stanley Trust that it is unwilling to continue as securities depository, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by Morgan Stanley Trust within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, Morgan Stanley Trust will issue the capital securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. If an event of default under the trust agreement has occurred and is continuing, Morgan Stanley Trust is required to print and deliver certificates for the capital securities.

         According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         Morgan Stanley Trust and Morgan Stanley obtained the information in this section concerning DTC and DTC's book-entry system from sources that Morgan Stanley Trust and Morgan Stanley believe to be reliable, but take no responsibility for the accuracy of the information.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The following, together with the description applicable to junior subordinated debt securities under "Description of Debt Securities" on page 8 in the accompanying prospectus, describes material terms of the junior subordinated debentures. You should also read the junior subordinated debt indenture, dated as of March 1, 1998, between Morgan Stanley and The Bank of New York, as indenture trustee, and the Trust Indenture Act. The junior subordinated debt indenture is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement.

         Under circumstances involving the dissolution of Morgan Stanley Trust, Morgan Stanley Trust may distribute the junior subordinated debentures to the holders of the capital securities and the common securities in liquidation of Morgan Stanley Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" on page S-19. If the junior subordinated debentures are distributed to the holders of capital securities, Morgan Stanley will use its reasonable best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or with another organization on which the capital securities are then listed.

General

         The junior subordinated debentures are unsecured, subordinated obligations of Morgan Stanley. The junior subordinated debentures will be limited in aggregate principal amount to $773,195,900, or $889,175,275 aggregate principal amount if the underwriters purchase all the additional capital securities they are entitled to purchase pursuant to their over-allotment option. The amount will be limited to the sum of:

      o     the aggregate stated liquidation amount of the capital securities;
            and

      o the amount of capital contributed by Morgan Stanley in exchange for the common securities.

         The junior subordinated debentures will rank equal to the junior subordinated debentures issued by Morgan Stanley and sold to MSDW Capital Trust I and Morgan Stanley's guarantees of the capital securities issued by MSDW Capital Trust I and to be issued by Morgan Stanley Capital Trust II. For information on the subordination of the junior subordinated debentures, see "Description of Debt Securities--Subordinated Debt--Junior Subordinated Debt" on page 11 of the accompanying prospectus.

         The entire principal amount of the junior subordinated debentures will become due and payable, with any accrued and unpaid interest thereon, on July 31, 2031 or earlier, in the case of an acceleration of the maturity date, or later, in the case of an extension of the maturity date, each as described below.

         The provisions of the junior subordinated debt indenture described in the accompanying prospectus relating to discharge, defeasance and covenant defeasance will not apply to the junior subordinated debentures. See "Description of Debt Securities--Discharge, Defeasance and Covenant Defeasance" on page 14 of the accompanying prospectus.

Interest

         The junior subordinated debentures will bear interest at an annual rate of 71/4%, from and including July 19, 2001 until the principal becomes due and payable. Interest is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, beginning October 31, 2001. Interest payments not paid when due will accrue, as permitted by applicable law, additional interest, compounded quarterly, at the annual rate of 71/4%. Morgan Stanley will pay interest on the junior subordinated debentures to holders as they appear on the books and records of the property trustee on the relevant record date. The record date will be 15 calendar days, whether or not a business day, before the relevant payment dates.

         The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four.

         If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable. Accrued interest that is not paid on the applicable interest payment date will bear additional interest at the rate per annum of 71/4%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used in this prospectus supplement and the accompanying prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date, compounded interest and additional sums, as applicable.

         The interest payment provisions for the junior subordinated debentures correspond to the distribution provisions for the capital securities. See "Description of Capital Securities--Payment of Distributions" on page S-16.

Option to Extend Interest Payment Period

         As long as Morgan Stanley is not in default on the payment of interest on the junior subordinated debentures, Morgan Stanley has the right, at any time and from time to time, to defer payments of interest for a period (an "extension period"), of up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, or holders of capital securities while outstanding, will be required to accrue interest income for United States federal income tax purposes. See "United States Federal Income Tax Consequences--US Holders--Interest Income and Original Issue Discount" on page S-34 for further information on United States federal income tax consequences. On the interest payment date following the last day of any extension period, Morgan Stanley will pay all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest as permitted by law ("compounded interest"), compounded quarterly, at the annual rate of 71/4% plus any additional sums, as described on page S-25 below.

         During an extension period, Morgan Stanley is subject to restrictions, as described below under "Restrictions on Certain Payments; Certain Covenants of Morgan Stanley."

         Before termination of any extension period, Morgan Stanley may further extend the payments of interest. However, no extension period, including all previous and further extensions, may exceed 20 consecutive quarters or extend beyond the maturity of the junior subordinated debentures. If the maturity of the junior subordinated debentures is advanced to a date before the end of an extension period, the extension period will end on that date or an earlier date determined by Morgan Stanley. If any junior subordinated debentures are called for redemption before the end of an extension period, the extension period will end on that redemption date or an earlier date as determined by Morgan Stanley. After the termination of any extension period and the payment of all amounts due, Morgan Stanley may begin a new extension period, as described above. There is no limitation on the number of times Morgan Stanley may elect to begin an extension period. Interest will not be payable during an extension period, only at the end of the extension period. Morgan Stanley may, however, prepay at any time all or any portion of the interest accrued during an extension period.

         If the property trustee is the sole holder of the junior subordinated debentures, Morgan Stanley will give the property trustee and the Delaware trustee written notice of its selection of an extension period at least 30 calendar days before the next succeeding date on which the distributions on the capital securities are payable. The property trustee will give notice of Morgan Stanley's selection of an extension period to the holders of the capital securities.

         If the property trustee is not the sole holder, or is not itself the holder, of the junior subordinated debentures, Morgan Stanley will give the holders of the junior subordinated debentures and the property trustee written notice of its selection of an extension period at least 10 business days before the earlier of:

      o     the next interest payment date; and

      o the date Morgan Stanley is required to give notice to holders of the junior subordinated debentures of the record or payment date for the related interest payment.

         Morgan Stanley has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures.

Additional Sums

         If, at any time while the property trustee is the holder of the junior subordinated debentures, Morgan Stanley Trust is required to pay any additional taxes, duties or other governmental charges as a result of a tax event, Morgan Stanley will pay as additional interest on the junior subordinated debentures any additional amounts ("additional sums") that are required so that the distributions paid by Morgan Stanley Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

         Morgan Stanley has the right to redeem the junior subordinated debentures:

      o on or after July 31, 2006, in whole or in part, on one or more occasions, at any time; or

      o before July 31, 2006, in whole, but not in part, at any time within 90 days following the occurrence and continuation of a tax event or an investment company event (the "90-day period"), as described under "Description of Capital Securities--Redemption" on page S-17.

         In either case, the redemption price will equal 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, including any compounded interest and any additional sums, if any, to the date of redemption.

         Morgan Stanley's right to redeem the junior subordinated debentures due to a tax event or investment company event is subject to the condition that, if Morgan Stanley or Morgan Stanley Trust has the opportunity to eliminate, within the 90-day period, the tax event or investment company event by taking some ministerial action that will have no adverse effect on Morgan Stanley, Morgan Stanley Trust or the holders of the capital securities and the common securities and will involve no material cost, Morgan Stanley will pursue such measures in lieu of redemption. Morgan Stanley cannot redeem the junior subordinated debentures while either it or Morgan Stanley Trust is pursuing any ministerial action under the trust agreement as described above.

Option to Extend Maturity Date

         Morgan Stanley can extend the maturity of the junior subordinated debentures to a date no later than July 31, 2050, so long as at the time such election is made and at the time such extension commences:

      o No event of default under the junior subordinated debentures has occurred and is continuing,

      o Morgan Stanley Trust is not in arrears on payments of distributions on the capital securities and no deferred distributions on the capital securities are accumulated, and

      o the junior subordinated debentures are and after such extension will be rated at least BBB- by Standard & Poor's Ratings Services, at least Baa3 by Moody's Investors Service, Inc. or at least the equivalent by any other nationally recognized statistical rating organization.

         In the event that Morgan Stanley elects to extend the maturity date of the junior subordinated debentures, it shall give notice to the indenture trustee, and the indenture trustee shall give notice of such extension to the holders of the junior subordinated debentures no more than 90 and no less than 30 days prior to the effectiveness thereof.

Option to Accelerate the Maturity Date

         If a tax event occurs, Morgan Stanley will have the right, before a dissolution of Morgan Stanley Trust, to accelerate the maturity date of the junior subordinated debentures to the minimum extent required so that interest on the junior subordinated debentures will be tax deductible for Morgan Stanley for United States federal income tax purposes. In no event, however, may the resulting maturity of the junior subordinated debentures be less than 15 years from the date of original issuance.

         Morgan Stanley may accelerate the maturity only if it has received an opinion of counsel to Morgan Stanley experienced in such matters to the effect that:

      o after the acceleration, interest paid on the junior subordinated debentures will be deductible for United States federal income tax purposes; and

      o the acceleration will not cause a taxable event to holders of the capital securities.

         If there is an acceleration, Morgan Stanley will give notice to the indenture trustee of the acceleration. The indenture trustee will then give notice of the acceleration to the holders of the junior subordinated debentures between 30 and 60 days before the effectiveness of the acceleration.

Restrictions on Certain Payments; Certain Covenants of Morgan Stanley

         Morgan Stanley will not:

      o declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of its capital stock; or

      o make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of Morgan Stanley that rank equal or junior to the junior subordinated debentures, if at such time:

      o there has occurred any event (a) of which Morgan Stanley has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a default under the junior subordinated debentures and (b) that Morgan Stanley has not taken reasonable steps to cure;

      o the junior subordinated debentures are held by Morgan Stanley Trust and Morgan Stanley is in default with respect to its payment of any obligations under the guarantee; or

      o Morgan Stanley has given notice of its election of an extension period and has not rescinded this notice, or the extension period, or any extension thereof, is continuing.

         The restrictions listed above do not apply to:

      o repurchases, redemptions or other acquisitions of shares of capital stock of Morgan Stanley in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of Morgan Stanley, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the extension period;

      o an exchange, redemption or conversion of any class or series of Morgan Stanley's capital stock, or any capital stock of a subsidiary of Morgan Stanley, for any class or series of Morgan Stanley's capital stock, or of any class or series of Morgan Stanley's indebtedness for any class or series of Morgan Stanley's capital stock;

      o the purchase of fractional interests in shares of Morgan Stanley's capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

      o any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant to the plan;

      o payments by Morgan Stanley under the guarantee of the capital securities; or

      o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

         In addition, as long as Morgan Stanley Trust holds any of the junior subordinated debentures, Morgan Stanley agrees:

      o to continue to hold, directly or indirectly, 100% of the common securities, provided that certain successors that are permitted under the junior subordinated debt indenture may succeed to Morgan Stanley's ownership of the common securities;

      o as holder of the common securities, not to voluntarily dissolve, windup or liquidate Morgan Stanley Trust, other than (a) as part of the distribution of the junior subordinated debentures to the holders of the capital securities in accordance with the terms of the capital securities or (b) as part of a merger, consolidation or amalgamation which is permitted under the trust agreement; and

      o to use its reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause Morgan Stanley Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Registration, Denomination and Transfer

         Morgan Stanley will register the junior subordinated debentures in the name of Morgan Stanley Trust. The property trustee will hold the junior subordinated debentures in trust for the benefit of the holders of the capital securities and the common securities. The junior subordinated debentures will be issued in denominations of $25 and integral multiples thereof.

         If the junior subordinated debentures are distributed to holders of capital securities, it is anticipated that DTC will act as securities depository for the junior subordinated debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of Capital Securities--The Capital Securities Will Initially be Issued in Book-Entry Form and Held Through DTC" on page S-20.

         As of the date of this prospectus supplement, the description of DTC's book-entry system and DTC's practices as they relate to purchases of, transfers of, notices concerning and payments on the capital securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC.

         A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than DTC or its nominee only if:

      o DTC notifies Morgan Stanley that it is unwilling or unable to continue as a depository for the global security and no successor depository has been appointed;

      o DTC ceases to be a clearing agency registered under the Exchange Act at a time DTC is required to be so registered to act as depository, and no successor depository has been appointed; or

      o Morgan Stanley, in its sole discretion, determines that the global security shall be exchangeable for definitive certificates.

         Any global security that is exchangeable as described above will be exchangeable for junior subordinated debentures registered in the names DTC directs. Morgan Stanley expects that the instructions will be based upon directions received by DTC from its Direct Participants with respect to ownership of beneficial interests in the global security.

         If the junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other authorized denominations of a like aggregate principal amount. However, payment of interest may be made at the option of Morgan Stanley by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1,000,000 or more in aggregate principal amount of junior subordinated debentures may receive payment of interest, other than payments of interest payable at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds.

         Junior subordinated debentures may be presented for registration of transfer, exchange, redemption or payment with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the securities registrar's office in New York, New York or the office of any transfer agent selected by Morgan Stanley without service charge and upon payment of any taxes and other governmental charges as described in the junior subordinated debt indenture. Morgan Stanley will appoint the indenture trustee as securities registrar under the junior subordinated debt indenture. Morgan Stanley may at any time designate additional transfer and paying agents with respect to the junior subordinated debentures.

         In the event of any redemption, Morgan Stanley and the indenture trustee will not be required to:

      o register the transfer of or exchange junior subordinated debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

      o register the transfer of or exchange any junior subordinated debentures selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

         At the request of Morgan Stanley, funds deposited with the indenture trustee or any paying agent held for Morgan Stanley for the payment of principal, interest, and premium, if any, on any junior subordinated debenture which remain unclaimed for two years after the principal, interest, and premium, if any, has become payable will be repaid to Morgan Stanley and the holder of the junior subordinated debenture will, as a general unsecured creditor, look only to Morgan Stanley for payment thereof.

Modification of Indenture

         For a description of the provisions for modifying the junior subordinated debt indenture and the junior subordinated debentures, see "Description of Debt Securities--Modification of the Indentures" on page 15 of the accompanying prospectus. In addition, if any of the capital securities are outstanding:

      o no modification may be made to the junior subordinated debt indenture that materially adversely affects the holders of the capital securities;

      o no termination of the junior subordinated debt indenture may occur; and

      o no waiver of any event of default under the junior subordinated debentures or compliance with any covenant under the junior subordinated debt indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities unless and until the principal of and premium, if any, on the junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

         In addition, if any of the capital securities are outstanding, all holders of the capital securities must consent if Morgan Stanley wants to amend the junior subordinated debt indenture to:

      o remove the rights of holders of capital securities to institute a direct action (as defined below);

      o remove any obligation to obtain the consent of holders of capital securities; or

      o change the percentage of holders of the capital securities required to amend or waive any provision of the junior subordinated debt indenture.

         So long as Morgan Stanley complies with the terms of the junior subordinated debentures and the junior subordinated debt indenture, Morgan Stanley may advance or extend the maturity date of and defer interest payable on the junior subordinated debentures, as described in this prospectus supplement, without the consent of Morgan Stanley Trust or the holders of the capital securities.

Events of Default and the Rights of Capital Securities Holders to Take Action Against Morgan Stanley

         See "Description of Debt Securities - Events of Default" on page 12 of the accompanying prospectus for a description of:

         o  the events of default for the junior subordinated debentures; and

         o the actions that may be taken by the indenture trustee and the holders of junior subordinated debentures, including Morgan Stanley Trust, following an event of default.

         So long as Morgan Stanley Trust holds the junior subordinated debentures, the property trustee and the holders of the capital securities will have the following rights under the junior subordinated debt indenture upon the occurrence of an event of default:

      o the property trustee and the holders of not less than 25% in aggregate liquidation amount of the capital securities may declare the principal and interest accrued thereon of the junior subordinated debentures due and payable immediately;

      o if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to annul a declaration by the indenture trustee, Morgan Stanley Trust or the holders of the capital securities that the principal of the junior subordinated debentures is due and payable immediately;

      o unless the default is cured, the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to the junior subordinated debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture; and

      o unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the capital securities is required to waive any other default.

         If the event of default under the junior subordinated debentures is the failure of Morgan Stanley to pay any amounts payable on the junior subordinated debentures when due, then a registered holder of capital securities may bring a legal action against Morgan Stanley directly for enforcement of payment to you of amounts owed on the junior subordinated debentures with a principal amount equal to the aggregate liquidation amount of your capital securities (a "direct action"). Morgan Stanley may not amend the junior subordinated debentures to remove this right to bring a direct action without the prior written consent of the registered holders of all the capital securities. Morgan Stanley can set-off against payments then due under the junior subordinated debenture any corresponding payments made to holders of capital securities by Morgan Stanley in connection with a direct action.

         The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the junior subordinated debentures except under the circumstance described in the preceding paragraph. See "Description of Capital Securities--Capital Securities Events of Default; Notice" on page 18 of the accompanying prospectus.

                           DESCRIPTION OF GUARANTEE

         The following, together with the "Description of Guarantees" on page 24 of the accompanying prospectus, is a description of the material terms of the guarantee. You should read the guarantee, to be dated as of July 19, 2001, between Morgan Stanley and The Bank of New York, as guarantee trustee, and the

Trust Indenture Act. A form of guarantee is on file at the SEC as an exhibit to the registration statement pertaining to this prospectus supplement and the accompanying prospectus.

         The following payments on the capital securities (the "guarantee payments"), if not fully paid by Morgan Stanley Trust, will be paid by Morgan Stanley under the guarantee, without duplication:

      o any accumulated and unpaid distributions required to be paid on the capital securities, to the extent Morgan Stanley Trust has funds available to make the payment;

      o the redemption price for any capital securities called for redemption, if Morgan Stanley Trust has funds available to make the payment; and

      o upon a voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust, other than in connection with a distribution of the junior subordinated debentures to the holders of capital securities, the lesser of:

               (1) the aggregate of the $25 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, if Morgan Stanley Trust has funds available to make the payment; and

               (2) the amount of assets of Morgan Stanley Trust remaining available for distribution to holders of the capital securities upon liquidation of Morgan Stanley Trust.

         Morgan Stanley's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Morgan Stanley to the holders of the capital securities or by causing Morgan Stanley Trust to pay the amounts to the holders.

                  RELATIONSHIP AMONG THE CAPITAL SECURITIES,
             THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

         Morgan Stanley will guarantee payments of distributions and redemption and liquidation payments due on the capital securities to the extent Morgan Stanley Trust has funds available for such payment, as described under "Description of Guarantee" above. No single document executed by Morgan Stanley will provide for the full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the guarantee, the trust agreement and the junior subordinated debt indenture that has the effect of providing a full, irrevocable and unconditional guarantee of Morgan Stanley Trust's obligations under the capital securities.

         As long as Morgan Stanley pays interest and other payments when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and redemption and liquidation payments due on the capital securities, primarily because:

      o the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the capital securities and the common securities;

      o the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

      o Morgan Stanley will pay for any and all costs, expenses and liabilities of Morgan Stanley Trust, except withholding taxes and Morgan Stanley Trust's obligations to holders of the capital securities and the common securities; and

      o the trust agreement provides that Morgan Stanley Trust will not engage in any activity that is not consistent with the limited purposes of Morgan Stanley Trust.

         A default or event of default under any senior indebtedness of Morgan Stanley would not necessarily constitute a default or event of default under the capital securities. However, in the event of payment defaults under, or acceleration of, senior indebtedness of Morgan Stanley, the junior subordinated debt indenture provides that no payments may be made on the junior subordinated debentures until the senior indebtedness has been paid in full or any payment default under the senior indebtedness has been cured or waived. See "Description of Debt Securities--Subordinated Debt--Junior Subordinated Debt" on page 11 of the accompanying prospectus.

Limited Purpose of Morgan Stanley Trust

         The capital securities represent preferred undivided beneficial interests in the assets of Morgan Stanley Trust. Morgan Stanley Trust exists for the sole purpose of:

      o     issuing the capital securities and common securities;

      o investing the proceeds from the sale of the capital securities in the junior subordinated debentures; and

      o engaging in only those other activities necessary, convenient or incidental to these purposes.

         A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Morgan Stanley payments on junior subordinated debentures held by the holder, while a holder of capital securities is entitled to receive distributions or other amounts payable with respect to the capital securities from Morgan Stanley Trust or from Morgan Stanley under the guarantee only if and to the extent Morgan Stanley Trust has funds available for the payment of those distributions.

Rights Upon Dissolution

         The holders of the capital securities are entitled to receive, out of assets held by Morgan Stanley Trust, a distribution in cash upon any voluntary or involuntary dissolution, winding-up or liquidation of Morgan Stanley Trust that does not involve the distribution of the junior subordinated debentures, after Morgan Stanley Trust has paid the liabilities owed to its creditors as required by applicable law. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" on page S-19.

         In the event of any voluntary or involuntary liquidation or bankruptcy of Morgan Stanley, Morgan Stanley Trust, as registered holder of the junior subordinated debentures, would be a subordinated creditor of Morgan Stanley, subordinated and junior in right of payment to all Morgan Stanley's senior indebtedness, but entitled to receive payment in full of all amounts payable with respect to the junior subordinated debentures before any stockholders of Morgan Stanley receive payments or distributions. Since Morgan Stanley is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of Morgan Stanley Trust (other than withholding taxes and Morgan Stanley Trust's obligations to the holders of the capital securities and common securities), the positions of a holder of the capital securities and a holder of the junior subordinated debentures relative to other creditors and to stockholders of Morgan Stanley in the event of liquidation or bankruptcy of Morgan Stanley are expected to be substantially the same.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Sidley Austin Brown & Wood LLP, tax counsel to Morgan Stanley and Morgan Stanley Trust, the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the capital securities.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations under the Code, and administrative and judicial interpretations thereof, each as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and this summary is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described in this prospectus supplement. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this tax section or that a court would not sustain such a challenge.

         Except as otherwise stated, this summary deals only with the capital securities held as a capital asset by a holder who or which (i) purchased the capital securities upon original issuance (an "Initial Holder") at the price to the public and (ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding the capital securities as a position in a "straddle," as part of a "synthetic security," "hedging," "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address

         (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the capital securities,

         (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the capital securities, or

         (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of capital securities.

         A "US Holder" is a holder of the capital securities who or which for U.S. federal income tax purposes is

      o     a citizen or resident of the United States,

      o a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),

      o an estate whose income is subject to United States federal income tax regardless of its source, or

      o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the above, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be a US Holder.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

         Characterization of Morgan Stanley Trust. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), Morgan Stanley Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the capital securities generally will be considered the owner of an undivided portion of the junior subordinated debentures owned by Morgan Stanley Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the junior subordinated debentures on its own income tax return.

         Characterization of the Junior Subordinated Debentures. Morgan Stanley and Morgan Stanley Trust will agree to treat the junior subordinated debentures as indebtedness for all United States federal income tax purposes. Under current law and based on the representations, facts and assumptions set forth in this prospectus supplement, and assuming full compliance with the terms of the junior subordinated debt indenture (and other relevant documents), the junior subordinated debentures will be characterized for United States federal income tax purposes as debt of Morgan Stanley

         Interest Income and Original Issue Discount. Under the terms of the junior subordinated debentures, Morgan Stanley has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the junior subordinated debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the junior subordinated debentures will not be considered issued with original issue discount ("OID") by reason of Morgan Stanley's ability to defer payments of interest if the likelihood of such deferral is "remote."

         Morgan Stanley has concluded, and this discussion assumes, that, as of the date of this prospectus supplement, the likelihood of deferring payments of interest under the terms of the junior subordinated debentures is "remote" within the meaning of the Treasury regulations referred to above, in part because exercising that option would prevent Morgan Stanley from declaring dividends on its stock and would prevent Morgan Stanley from making any payments on debt securities that rank pari passu with or junior to the junior subordinated debentures. Therefore, the junior subordinated debentures should not be treated as issued with OID by reason of Morgan Stanley's deferral option. Rather, stated interest on the junior subordinated debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these Treasury regulations have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described above.

         In the event Morgan Stanley exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the junior subordinated debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the junior subordinated debentures (including any period of interest deferral), without regard to the timing of payments under the junior subordinated debentures. Subsequent distributions of interest on the junior subordinated debentures generally would not, by themselves, be taxable. The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a capital security prior to the record date for payment of distributions on the junior subordinated debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from Morgan Stanley Trust with respect to the OID.

         If the possibility of Morgan Stanley's exercising its option to defer payments of interest is not treated as remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID). That OID would generally be includible in a US Holder's taxable income, over the term of the junior subordinated debentures, on an economic accrual basis as described above.

         Characterization of Income. Because the income underlying the capital securities will not be characterized as dividends for income tax purposes, corporate holders of the capital securities will not be entitled to a dividends-received deduction for any income received or accrued on the capital securities.

         Market Discount and Bond Premium. Holders of the capital securities other than Initial Holders may be considered to have acquired the capital securities with market discount or acquisition premium. Prospective investors in the capital securities should consult their own tax advisors regarding the application of the market discount and bond premium rules to the purchase, holding and disposition of the capital securities.

         Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of Morgan Stanley Trust. Under certain circumstances described herein, Morgan Stanley Trust may distribute the junior subordinated debentures to holders in exchange for their capital securities and in liquidation of Morgan Stanley Trust. See "Description of the Capital Securities--Liquidation Distribution Upon Dissolution" in this prospectus supplement. Except as discussed below, a distribution of the junior subordinated debentures would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis for United States federal income tax purposes in the junior subordinated debentures received equal to the US Holder's aggregate adjusted basis in the capital securities exchanged. For United States federal income tax purposes, a US Holder's holding period in the junior subordinated debentures received in a liquidation of Morgan Stanley Trust would include the period during which the capital securities were held by the holder. If, however, the relevant event is a tax event which results in Morgan Stanley Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the capital securities for United States federal income tax purposes.

         Under certain circumstances described in this prospectus supplement, the junior subordinated debentures may be redeemed for cash with the proceeds distributed to holders in redemption of their capital securities. See "Description of Capital Securities" in this prospectus supplement. A redemption of the capital securities would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the capital securities for cash. See "Sales of Capital Securities" below.

         Sales of Capital Securities. A US Holder that sells capital securities will recognize gain or loss equal to the difference between its adjusted basis in the capital securities and the amount realized on the sale of the capital securities. A US Holder's adjusted basis in the capital securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in the holder's gross income to the date of disposition, and decreased by payments received on the capital securities (other than any interest received with respect to the periods prior to the effective date of Morgan Stanley's first exercise of its option to defer payments of interest). Any gain or loss on the sale of the capital securities generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year prior to the date of disposition.

         A holder who disposes of its capital securities between record dates for payments of distributions will be required to include accrued but unpaid interest (or OID) on the junior subordinated debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the capital securities (or as to OID only, to add such amount to the holder's adjusted tax basis in its capital securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Extension or Acceleration of the Maturity Date.

         If Morgan Stanley exercises its option to extend or accelerate the maturity date of the junior subordinated debentures, a US Holder should not be required to recognize taxable gain or loss as a result of such extension or acceleration.

Non-US Holders

         The following discussion applies to a Non-US Holder.

         Payments to a holder of a capital security that is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the capital security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote, (b) the beneficial owner of the capital security is not a controlled foreign corporation that is related to Morgan Stanley through stock ownership, (c) the beneficial owner of the capital security is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (d) either (i) the beneficial owner of the capital securities certifies to the Morgan Stanley Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the capital security in such capacity, certifies to the Morgan Stanley Trust or its agent, under penalties of perjury, that a statement substantially similar to that in clause
(i) above has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Morgan Stanley Trust or its agent with a copy of the statement.

         Changes in legislation affecting the income tax consequences of the junior subordinated debentures are possible, and could adversely affect the ability of Morgan Stanley to deduct the interest payable on the junior subordinated debentures. Moreover, any changes in legislation could adversely affect Non-US Holders by characterizing income derived from the junior subordinated debentures as dividends, generally subject to a 30% withholding tax (or a lower rate under an applicable treaty) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

         A Non-US Holder of a capital security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a capital security unless, in the case of certain Non-US Holders who are nonresident alien individuals, the non-US Holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met.

         A Non-US Holder which holds the capital securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the junior subordinated debentures.

Information Reporting

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the capital securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the capital securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-US Holder status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding" below. Taxable income on the capital securities for a calendar year should be reported to US Holders on the appropriate form by the following January 31st.

Backup Withholding

         Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax of 31% (which rate is scheduled to be reduced periodically through 2006) unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES. POTENTIAL HOLDERS OF THE CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                         CERTAIN ERISA CONSIDERATIONS

         Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") applies (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the capital securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit Plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Internal Revenue Code applies (also "Plans"), from engaging in specified transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code ("Parties in Interest") with respect to such Plan. A violation of those "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Internal Revenue Code but governmental and foreign plans may be subject to other legal restrictions.

         Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor, the assets of Morgan Stanley Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if a Plan makes an "equity" investment in Morgan Stanley Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

         If the assets of Morgan Stanley Trust were deemed to be "plan assets," the persons providing services to the assets of Morgan Stanley Trust may become Parties in Interest with respect to an investing Plan and may be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to transactions involving those assets.

         In this regard, if the person or persons with discretionary responsibilities over the junior subordinated debentures or the guarantee were affiliated with Morgan Stanley, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Internal Revenue Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing Plans and affect the exercise of their best judgement as fiduciaries).

         Under an exception contained in the Plan Assets Regulation, the assets of Morgan Stanley Trust would not be deemed to be "plan assets" of investing Plans if the capital securities are "publicly-offered securities" - that is, they are:

      o widely held, i.e., owned by more than 100 investors independent of Morgan Stanley Trust and of each other;

      o     freely transferable; and

      o sold to a Plan as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act"), and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

         Morgan Stanley expects that the capital securities will meet the criteria of "publicly-offered securities" above, although no assurance can be given in this regard. The underwriters expect that the capital securities will be held by at least 100 independent investors at the conclusion of the offering and that the capital securities will be freely transferable. The capital securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

         All of the common securities will be purchased and held by Morgan Stanley Even if the assets of Morgan Stanley Trust are not deemed to be "plan assets" of Plans investing in Morgan Stanley Trust, specified transactions involving Morgan Stanley Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code regarding an investing Plan.

         For example, if Morgan Stanley were a Party in Interest with respect to an investing Plan, either directly or by reason of the activities of one or more of its affiliates, extensions of credit between Morgan Stanley and Morgan Stanley Trust, as represented by the junior subordinated debentures and the guarantee, would likely be prohibited by Section 406(a)(1)(B) of ERISA and
Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption.

         The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the capital securities. Those class exemptions are:

      o PTCE 96-23, for specified transactions determined by in-house asset managers;

      o PTCE 95-60, for specified transactions involving insurance company general accounts;

      o PTCE 91-38, for specified transactions involving bank collective investment funds;

      o PTCE 90-1, for specified transactions involving insurance company separate accounts; and

      o PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

         The capital securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

         Any purchaser or holder of the capital securities or any interest in the capital securities will be deemed to have represented by its purchase and holding that it either:

      o is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan; or

      o is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of Morgan Stanley Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

         Purchasers of the capital securities have the exclusive responsibility for ensuring that their purchase and holding of the capital securities does not violate the prohibited transaction rules of ERISA or the Code.

                                 UNDERWRITERS

         Under the terms and subject to the conditions of an underwriting agreement dated as of the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Salomon Smith Barney Inc. and UBS Warburg LLC are acting as representatives, have severally agreed to purchase, and Morgan Stanley Trust has agreed to sell to them, severally, the respective number of capital securities set forth opposite their names below.


                                                                                          Number of

     Name                                                                            Capital Securities
     ----                                                                            ------------------
     Morgan Stanley & Co. Incorporated..........................................         4,270,000
     A.G. Edwards & Sons, Inc...................................................         4,266,000
     Merrill Lynch, Pierce, Fenner & Smith Incorporated.........................         4,266,000
     Prudential Securities Incorporated.........................................         4,266,000
     Salomon Smith Barney Inc. .................................................         4,266,000
     UBS Warburg LLC............................................................         4,266,000
     ABN Amro Incorporated......................................................           160,000
     Bear, Stearns & Co. Inc....................................................           160,000
     CIBC World Markets Corp....................................................           160,000
     Dain Rauscher Wessels......................................................           160,000
     Deutsche Banc Alex. Brown Inc..............................................           160,000
     First Union Securities, Inc................................................           160,000
     Goldman, Sachs & Co. ......................................................           160,000
     H&R Block Financial Advisors, Inc..........................................           160,000
     Legg Mason Wood Walker, Inc. ..............................................           160,000
     Quick and Reilly ..........................................................           160,000
     Charles Schwab & Co., Inc. ................................................           160,000
     US Bancorp Piper Jaffray Inc. .............................................           160,000
     Wachovia Securities, Inc. .................................................           160,000
     Advest Inc. ...............................................................            80,000
     Robert W. Baird & Co. Incorporated ........................................            80,000
     Banc of America Securities LLC ............................................            80,000
     Bank One Capital Markets, Inc. ............................................            80,000
     BB&T Capital Markets, a Division of Scott & Stringfellow ..................            80,000
     William Blair & Co. .......................................................            80,000
     Crowell, Weedon & Co. .....................................................            80,000
     Davenport & Company LLC ...................................................            80,000
     D.A. Davidson & Co. .......................................................            80,000
     Fahnestock & Co. Inc. .....................................................            80,000
     Fifth Third Securities, Inc. ..............................................            80,000
     Gibraltar Securities Co. ..................................................            80,000
     Gruntal & Co., L.L.C. .....................................................            80,000
     J.J.B. Hilliard, W.L. Lyons, Inc. .........................................            80,000
     HSBC Securities (USA) Inc. ................................................            80,000
     Janney Montgomery Scott LLC ...............................................            80,000
     Josephthal & Co. Inc. .....................................................            80,000
     C.L. King & Associates, Inc. ..............................................            80,000
     McDonald Investments Inc., a KeyCorp Company ..............................            80,000
     McGinn, Smith & Co., Inc. .................................................            80,000
     Mesirow Financial, Inc. ...................................................            80,000


                                              S-40

     Parker/Hunter Incorporated ................................................            80,000
     Pershing/ a Division of Donaldson, Lufkin & Jenrette ......................            80,000
     Raymond James & Associates, Inc. ..........................................            80,000
     Southwest Securities, Inc. ................................................            80,000
     Stifel, Nicolaus & Company Incorporated ...................................            80,000
     Tucker Anthony Incorporated ...............................................            80,000
     TD Waterhouse Investor Services, Inc. .....................................            80,000
     Wells Fargo Van Kasper, LLC ...............................................            80,000
                                                                                         -----------
         Total..................................................................         30,000,000
                                                                                         ==========


         The underwriters are offering the capital securities subject to their acceptance of the securities from Morgan Stanley Trust and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the capital securities are conditioned upon the delivery of legal opinions by their counsel. The underwriters are obligated to purchase all the capital securities, other than those covered by the underwriters' over-allotment option, if any capital securities are purchased.

         The underwriters initially propose to offer part of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the capital securities to securities dealers at a price that represents a concession not in excess of $0.50 per capital security. Any underwriter may allow, and dealers may reallow, a concession not in excess of $0.45 per capital security to certain other dealers. After the initial offering of the capital securities, the offering price and other selling terms may from time to time be changed by the underwriters.

         Because the proceeds from the sale of the capital securities will be used to purchase the junior subordinated debentures issued by Morgan Stanley, the underwriting agreement provides that Morgan Stanley will pay to the underwriters as compensation for their services $0.7875 per capital security or $23,625,000 in the aggregate, or $27,168,750 in the aggregate if the underwriters purchase all the additional securities to which they are entitled under their over-allotment option. For sales of 10,000 or more capital securities to a single purchaser, the underwriting commission will be $0.50 per capital security. Morgan Stanley's offering expenses, not including underwriting discounts and commissions, are estimated to be $875,000.

         Morgan Stanley Trust has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 4,500,000 capital securities at the public offering price on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering. Morgan Stanley will pay to the underwriters compensation in the amount per capital security stated above for any additional capital securities. If the option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of additional capital securities as the number set forth next to the underwriter's name in the preceding table bears to the total number of capital securities offered by the underwriters.

         Morgan Stanley and Morgan Stanley Trust have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, they will not, during the period beginning on the date of the underwriting agreement and continuing to and including the closing under the underwriting agreement:

      o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any securities of Morgan Stanley or Morgan Stanley Trust that are substantially similar to the capital securities or securities convertible into or exercisable or exchangeable for such securities; or

      o enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities,

whether any transactions described above is to be settled by securities, in cash or otherwise, except in the offering.

         Prior to this offering, there has been no public market for the capital securities. The capital securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after they are first issued. The underwriters have advised Morgan Stanley Trust that they presently intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange. The underwriters are not obligated to make a market in the capital securities, however, and may discontinue market making activities at any time without notice. No assurance can be given as to the liquidity of any trading market for the capital securities.

         Morgan Stanley and Morgan Stanley Trust have agreed to indemnify the underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make under the Securities Act.

         In order to facilitate the offering of the capital securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the capital securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the capital securities for their own account. A short sale is covered if the short position is no greater than the number of capital securities available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing capital securities in the open market. In determining the source of capital securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of the capital securities compared to the price available under the over-allotment option. The underwriters may also sell capital securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing capital securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the capital securities in the open market after pricing that could adversely affect investors who purchase capital securities in the offering. As an additional means of facilitating the offering of capital securities, the underwriters may bid for and purchase, these capital securities in the open market to stabilize the price of these capital securities. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the capital securities in the offering, if the syndicate repurchases previously distributed capital securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the capital securities above independent market levels or prevent or retard a decline in the market price of the capital securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

         This prospectus supplement and the accompanying prospectus may be used by Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates in connection with offers and sales of the capital securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale or otherwise. Morgan Stanley & Co. Incorporated and Morgan Stanley affiliates may act as principal or agent in such transactions.

         Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley. The Administrators appointed by Morgan Stanley Trust are employees or officers of Morgan Stanley & Co.

Incorporated or its affiliates. Morgan Stanley & Co. Incorporated's participation in the offering of the capital securities will be conducted in compliance with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         The underwriters and any dealers utilized in the sale of capital securities do not intend to confirm sales to accounts over which they exercise discretionary authority.

         It is expected that delivery of the capital securities will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the capital securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

                            VALIDITY OF SECURITIES

         The validity of the capital securities will be passed on for Morgan Stanley Trust by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the guarantees will be passed upon for Morgan Stanley by Sidley Austin Brown & Wood LLP. Certain legal matters relating to the securities will be passed upon for the underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent Morgan Stanley on a regular basis and in a variety of matters, including in connection with its merchant banking and leveraged capital activities.

                    [This page intentionally left blank.]

PROSPECTUS

                                $1,500,000,000
                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.
                                DEBT SECURITIES

                             MSDW CAPITAL TRUST I

                             MSDW CAPITAL TRUST II

                            MSDW CAPITAL TRUST III

                             MSDW CAPITAL TRUST IV

                             MSDW CAPITAL TRUST V

                              CAPITAL SECURITIES

   FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY

                 MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

     Morgan Stanley, Dean Witter, Discover & Co. (the "Company") may offer and issue from time to time its debt securities ("Debt Securities") in one or more series with such terms as are described herein and in the applicable Prospectus Supplement.

     MSDW Capital Trust I, MSDW Capital Trust II, MSDW Capital Trust III, MSDW Capital Trust IV and MSDW Capital Trust V, each a trust created under the laws of the State of Delaware (each, an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer and issue from time to time equity securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer Trust with such terms as are described herein and in the applicable Prospectus Supplement. The Company will be the owner, directly or indirectly, of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in each Issuer Trust. Payment to holders of Capital Securities of cash distributions thereon ("Distributions"), and amounts payable upon redemption thereof, liquidation of the applicable Issuer Trust or otherwise, will be guaranteed by the Company to the extent described herein and in the applicable Prospectus Supplement (each, a "Guarantee"). The only assets of an Issuer Trust will be Debt Securities purchased from the Company with the proceeds from the issuance of its Trust Securities. Each Guarantee will rank pari passu with the Debt Securities purchased with the proceeds of the Capital Securities covered by such Guarantee. If specified in the applicable Prospectus Supplement, such Debt Securities may be distributed pro rata to holders of Trust Securities at such times as may be described herein or in such Prospectus Supplement.

     The Debt Securities, the Capital Securities and the Guarantees are sometimes herein referred to individually as a "Security" and collectively as the "Securities." This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                                                      (continued on next page)

                          --------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                          --------------------------

     Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent -- in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     Following the initial distribution of a series of Securities, affiliates of the Company may offer and sell previously issued Securities in the course of their businesses as broker-dealers (subject, in the case of any Securities listed on a stock exchange or quoted on an automatic quotation system, to obtaining any necessary approval of the applicable stock exchange or quotation system for any such offers and sales). Such affiliates may act as a principal or agent in such transactions. This Prospectus and the accompanying Prospectus Supplement may be used by such affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                          --------------------------

                          MORGAN STANLEY DEAN WITTER

February 25, 1998

(continued from the previous page)

     The aggregate initial public offering price of all Debt Securities (other than Debt Securities purchased by Issuer Trusts) and Capital Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,500,000,000 or the equivalent thereof in any foreign currency or composite currency. Unless specified in the applicable Prospectus Supplement, the Debt Securities and the Capital Securities will be issued in registered form without coupons.

     Certain specific terms of the Securities in respect of which this Prospectus is being delivered will be described in the accompanying Prospectus Supplement, including without limitation and where applicable, (a) in the case of the Debt Securities, series designation, ranking, aggregate principal amount, denominations, maturity date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, interest deferral terms, if any, place or places where and currency or currency units in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where and currency or currency units in which Distributions and other amounts will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

     The applicable Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Securities and will set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities being offered and the managing underwriters with respect to any Securities sold to or through underwriters. Any such underwriters (and any representative thereof), dealers or agents in the United States will include Morgan Stanley & Co. Incorporated ("MS & Co.") and/or Dean Witter Reynolds Inc. ("DWR") and any such underwriters (and any representative thereof), dealers or agents outside the United States will include Morgan Stanley & Co. International Limited ("MSIL") or other affiliates of the Company.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER TRUSTS OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company (and, prior to the merger, by Morgan Stanley) with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and other information regarding registrants that file electronically, such as the Company. The address of the Commission's Website is http:/www.sec.gov. The Company's Common Stock, par value $0.01 per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE") and the Pacific Stock Exchange, Inc. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 233 South Beaudry Avenue, Los Angeles, California 90012.

     This Prospectus constitutes a part of a Registration Statement filed by the Company and the Issuer Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the related exhibits for further information with respect to the Company, the Issuer Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any Issuer Trust have been included herein. The Company and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Debt Securities as trust assets and issuing the Trust Securities. See "The Issuer Trusts," "Description of Capital Securities," "Description of Debt Securities" and "Description of Guarantees." In addition, the Company does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission under the Exchange Act by the Company are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended November 30, 1997; and

     (b) Current Reports on Form 8-K December 8, 1997, January 7, 1998 and February 12, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of (i) the termination of the offering of the Securities and (ii) the date on which MS & Co., MSIL, DWR and other affiliates of the Company cease offering and selling previously issued Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company, 1585 Broadway, New York, New York 10036, Attention: Investor Relations (telephone number (212) 762-8131).

                                  THE COMPANY

     Morgan Stanley, Dean Witter, Discover & Co. (the "Company") is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services. The Company is a combination of Dean Witter, Discover & Co. ("Dean Witter Discover") and Morgan Stanley Group Inc. ("Morgan Stanley") and was formed pursuant to a merger of equals that was effected on May 31, 1997 in which Morgan Stanley was merged with and into Dean Witter Discover (the "Merger"). The Company combines three well recognized brands in the financial services industry: Morgan Stanley, Dean Witter and Discover(Registered Trademark) Card. The Company combines global strength in investment banking (including in the origination of quality underwritten public offerings and in mergers and acquisitions advice) and institutional sales and trading, with strength in providing investment and global asset management products and services and, primarily through its Discover Card brand, quality consumer credit products.

     At November 30, 1997, the Company had the third largest account executive sales organization in the United States, with 9,946 professional account executives and 399 branches, and one of the largest global asset management operations of any full-service securities firm, with total assets under management and administration of approximately $338 billion. In addition, based on its approximately 40 million general purpose credit card accounts as of November 30, 1997, the Company was the nation's largest credit card issuer as measured by number of accounts and cardmembers.

     The Company conducts its business from its headquarters in New York City, its regional offices and branches throughout the United States, and its principal offices in London, Tokyo, Hong Kong and throughout the world. Dean Witter Discover was incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. Morgan Stanley was incorporated under the laws of the State of Delaware in 1975, and its predecessor companies date back to 1935. At November 30, 1997, the Company had 47,277 employees.

     The Company, through its subsidiaries, provides a wide range of financial and securities services on a global basis and provides credit and transaction services nationally. Its securities businesses ("Securities Services") include securities underwriting, distribution and trading; merger, acquisition, restructuring, real estate, project finance and other corporate finance advisory activities; full-service brokerage; research services; the trading of foreign exchange and commodities as well as derivatives on a broad range of asset categories, rates and indices; and securities lending. The Company's asset management businesses ("Asset Management") include providing global asset management advice and services to individual and institutional investors through well-recognized brand names, including Dean Witter InterCapital, Van Kampen American Capital, Morgan Stanley Asset Management and Miller Anderson & Sherrerd; global custody and securities clearance; and principal investment activities. The Company's credit and transaction services businesses include the operation of the NOVUS(Registered Trademark) Network, a proprietary network of merchant and cash access locations, and the issuance of the Discover Card and other proprietary general purpose credit cards. The Company's services are provided to a large and diversified group of clients and customers including corporations, governments, financial institutions and individuals.

     The Company's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. Unless the context otherwise requires, the term "Company" means Morgan Stanley, Dean Witter, Discover & Co. and its consolidated subsidiaries.

                               THE ISSUER TRUSTS

     Each Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on February 12, 1998. Each Issuer Trust will be governed by an amended and restated trust agreement (each, a "Trust Agreement") among the Company, as Depositor, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees") and two individuals selected by the holders of the Common Securities to act as administrators with respect to such Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities. The Company, as the holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to invest in a series of Debt Securities and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, Debt Securities will be the sole assets of each Issuer Trust, and payments under the Debt Securities owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

     All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Company. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by such Issuer Trust when due, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities--Subordination of Common Securities." Unless otherwise specified in the applicable Prospectus Supplement, the Company will acquire, directly or indirectly, Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of approximately 40 years from the date on which it initially issues its Capital Securities, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711, and the name and address of the Property Trustee, the Guarantee Trustee and the Debt Securities Trustee for each Issuer Trust will be The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286.

     It is anticipated that no Issuer Trust will be subject to the reporting requirements under the Exchange Act.

                                USE OF PROCEEDS

     The Issuer Trusts will use all proceeds from the sale of Trust Securities to purchase Debt Securities from the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of its Debt Securities (including Debt Securities issued to the Issuer Trusts) for general corporate purposes, which may include additions to working capital, the redemption of outstanding preferred stock, the repurchase of outstanding common stock and the repayment of indebtedness or for such other purposes as are set forth in the applicable Prospectus Supplement. The Company anticipates that it will raise additional funds from time to time through equity or debt financing, including borrowings under revolving credit agreements, to finance its businesses worldwide.

             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
           EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for the Company for the periods indicated. The fiscal year information for 1996, 1995, 1994 and 1993 combines the historical financial information of Dean Witter Discover for the years ended December 31, 1996, 1995, 1994 and 1993 with the historical financial information of Morgan Stanley for the fiscal years ended November 30, 1996, 1995, 1994 and 1993. Subsequent to the Merger, the Company adopted a fiscal year end of November 30. The fiscal year information for 1997 reflects the change in fiscal year end.

                                                                   Fiscal Year

                                1997           1996           1995           1994           1993
Ratio of earnings to
   fixed charges  . . . .        1.4           1.3            1.3            1.3             1.4
Ratio of earnings to fixed
   charges and preferred
   stock dividends  . . .        1.4           1.3            1.3            1.3             1.4


     For the purpose of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before income taxes and fixed charges (exclusive of preferred stock dividends). For the purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and that portion of rent expense estimated to be representative of the interest factor. Additionally, for the purposes of calculating the ratio of earnings to fixed charges and preferred stock dividends, preferred stock dividends (on a pre-tax basis) are included in the denominator of the ratio.

                        DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a Senior Indenture dated as of April 15, 1989, as supplemented by a First Supplemental Senior Indenture dated as of May 15, 1991 and a Second Supplemental Senior Indenture dated as of April 15, 1996, each between Morgan Stanley (as predecessor to the Company) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and by a Third Supplemental Senior Indenture dated as of June 1, 1997, between the Company and The Chase Manhattan Bank, as Trustee (as so supplemented and as further supplemented from time to time, the "Senior Debt Indenture"), and, in the case of Debt Securities that will be subordinated debt, under either (i) a Subordinated Indenture dated as of April 15,1989, as supplemented by a First Supplemental Subordinated Indenture dated as of May 15, 1991 and a Second Supplemental Subordinated Indenture dated as of April 15, 1996 each between Morgan Stanley (as predecessor to the Company) and The First National Bank of Chicago, as Trustee, and by a Third Supplemental Subordinated Indenture dated as of June 1, 1997, between the Company and The First National Bank of Chicago, as Trustee (as so supplemented and as further supplemented from time to time, the "Senior Subordinated Debt Indenture") or (ii) a Junior Subordinated Indenture to be entered into between the Company and The Bank of New York, as Trustee (the "Junior Subordinated Debt Indenture"). The Senior Debt Indenture, the Senior Subordinated Debt Indenture and Junior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Chase Manhattan Bank, The First National Bank of Chicago and The Bank of New York are hereinafter referred to individually as a "Debt Securities Trustee" and collectively as the "Debt Securities Trustees."

     The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and are subject to the detailed provisions of the applicable Indenture and Debt Securities to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and the Company's negative pledge. See "--Subordinated Debt" and "--Certain Covenants" below. As used under this caption and the captions "Description of Capital Securities," "Global Securities" and "Description of Guarantees," the term Company means Morgan Stanley, Dean Witter, Discover & Co.

GENERAL

     None of the Indentures limits the amount of additional indebtedness that the Company or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or subordinated obligations of the Company. Most of the assets of the Company are owned by its subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain subsidiaries to the Company are restricted by legal requirements, including (in the case of MS & Co. and DWR) net capital requirements under the Exchange Act and under rules of certain exchanges and other regulatory bodies and (in the case of Greenwood Trust Company, a Delaware chartered bank and an indirect wholly owned subsidiary of the Company, and other bank subsidiaries) by banking regulations.

     The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies, including the euro, or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the applicable Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Debt Securities offered hereby and thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior, senior subordinated or junior subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Debt Securities are denominated and/or in which principal (and premium, if any) and/or interest will or may be payable;
(iii) any date of maturity, including any provisions for the shortening or extension thereof; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the date or dates on which any such interest will be payable; (vi) any provisions relating to the deferral of interest payments at the option of the Company or otherwise; (vii) the place or places where the principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (viii) any repayment, redemption, prepayment or sinking fund provisions; (ix) whether such Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both and, if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (x) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, any specific terms relating to the adjustment thereof and the period during which such Debt Securities may be so converted or exchanged;
(xi) if applicable, any securities exchange or quotation system on which such Debt Securities may be listed or quoted, as the case may be; (xii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on such Debt Securities held by a person who is not a U.S. person (as defined in the applicable Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; and (xiii) any other specific terms of such Debt Securities, including any additional events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the applicable Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture and Debt Securities. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

     Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of such Debt Securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

SENIOR DEBT

     Debt Securities and, in the case of Bearer Securities, any coupons appertaining thereto (the "Coupons"), that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

     Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Senior Subordinated Debt Indenture or the Junior Subordinated Debt Indenture (hereinafter referred to individually as a "Subordinated Debt Indenture" and collectively as "Subordinated Debt Indentures").

Senior Subordinated Debt

     Debt Securities and Coupons issued under the Senior Subordinated Debenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Senior Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the Debt Securities issued under the Senior Subordinated Debt Indenture and any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Senior Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Senior Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Senior Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Senior Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Debt Securities or Coupons issued under the Senior Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons. (Senior Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Senior Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Senior Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

Junior Subordinated Debt

     Debt Securities and Coupons issued pursuant to the Junior Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Junior Subordinate Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Junior Subordinated Debt Indenture defines "Senior Indebtedness" as any Debt Securities or Coupons issued under the Senior Debt Indenture or the Senior Subordinated Debt Indenture and any other obligations (other than nonrecourse obligations, Debt Securities issued under the Junior Subordinated Debt Indenture or any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Junior Subordinated Debt Indenture, Section 1.1)

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Junior Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Junior Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 5.1 of the Junior Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of Debt Securities or Coupons issued under the Junior Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities or such Coupons. (Junior Subordinated Debt Indenture, Section 13.1) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Junior Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Junior Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS

     Negative Pledge. The Senior Debt Indenture provides that the Company and any successor corporation will not, and will not permit any Subsidiary (as defined below) to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for certain liens specifically permitted by such Indenture) on (i) the Voting Securities (as defined below) of MS & Co., MSIL, DWR, Greenwood Trust Company, or any Subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the "Principal Subsidiaries") or (ii) Voting Securities of a Subsidiary that owns, directly or indirectly, Voting Securities of any of the Principal Subsidiaries (other than directors' qualifying shares) without making effective provisions whereby the Debt Securities issued under such Indenture will be secured equally and ratably with such secured indebtedness. "Subsidiary" means any corporation, partnership or other entity of which at the time of determination the Company owns or controls directly or indirectly more than 50% of the shares of the voting stock or equivalent interest. "Voting Securities" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the Subsidiary in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened. (Senior Debt Indenture, Section 3.6)

     Merger, Consolidation, Sale, Lease or Conveyance. Each Indenture provides that the Company will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all its assets to any person, unless the Company shall be the continuing corporation, or the successor corporation or person that acquires all or substantially all the assets of the Company shall be a corporation organized under the laws of the United States or a state thereof or the District of Columbia and shall expressly assume all obligations of the Company under the Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Company. (Indentures, Section 9.1) This covenant would not apply to a recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or sale, lease or conveyance of all or substantially all of the assets of the Company.

     Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or otherwise that would afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

     If the Company issues Debt Securities to an Issuer Trust, the Company will agree to pay certain obligations, expenses and taxes of the Issuer Trust. See also "Description of Capital Securities--Expenses and Taxes."

EVENTS OF DEFAULT

     An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of the Debt Securities of any such series shall not constitute a default in the payment of interest for this purpose;
(c) default for 60 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (d) certain events of bankruptcy, insolvency or reorganization; (e) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of indebtedness, which term as used in each of the

Indentures means obligations (other than nonrecourse obligations or the Debt Securities of such series issued under such Indenture) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments ("Indebtedness") in an amount in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Debt Securities Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; or (f) default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Company by the Debt Securities Trustee, or to the Company and the Debt Securities Trustee by the holders of not less than 25% in principal amount of such outstanding Debt Securities (treated as one class) issued under such Indenture; provided, however, that if any such failure, default or acceleration referred to in clause (e) or clause
(f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Indentures, Section 5.01) Any additions to or modification of the definition of "Event of Default" with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement.

     Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Debt Securities Trustee or the holders of not less than 25% in principal amount of such Debt Securities of each such affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued under such Indenture and then outstanding or due to certain events of bankruptcy, insolvency or reorganization of the Company shall have occurred and be continuing, either the Debt Securities Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Indentures, Sections 5.01 and 5.10)

     Each Indenture contains a provision entitling the Debt Securities Trustee, subject to the duty of the Debt Securities Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Indentures, Section 6.02) Subject to such provisions in each Indenture for the indemnification of the Debt Securities Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee. (Indentures, Section 5.09)

     Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Debt Securities Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Debt Securities Trustee to institute such action and shall have offered the Debt Securities Trustee reasonable indemnity, the Debt Securities Trustee shall not have instituted such action within 60 days of such request and the Debt Securities Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Indentures, Sections 5.06 and 5.09)

     Each Indenture contains a covenant that the Company will file annually with the Debt Securities Trustee a certificate of no default or a certificate specifying any default that exists. (Indentures, Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     The Company can discharge or defease its obligations under an Indenture as set forth below. (Indentures, Section 10.01)

     Under terms satisfactory to the Debt Securities Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indenture which have not already been delivered to the Debt Securities Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Debt Securities Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

     The Company may also discharge any and all of the obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid any duty to register the transfer or exchange of such series of Debt Securities, to replace any mutilated, defaced, destroyed, lost, or stolen Debt Securities of such series or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the relevant Debt Securities Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Sections 3.06 (in the case of the Senior Debt Indenture) and 9.01 (which Sections contain the covenants described above limiting liens and consolidations, mergers, asset sales and leases), and elect not to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the relevant Debt Securities Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the relevant Debt Securities Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of a Subordinated Debt Indenture (a) no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on the Debt Securities issued pursuant to a Subordinated Debt Indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Debt Securities Trustee for such Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness (as defined for purposes of such Indenture) and (2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the relevant Debt Securities Trustee and the holders of such Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

MODIFICATION OF THE INDENTURES

     Each Indenture provides that the Company and the Debt Securities Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Indentures, Section 8.1)

     Each Indenture also contains provisions permitting the Company and the Debt Securities Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that, except as described herein or the applicable Prospectus Supplement, the Company and the Debt Securities Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification provided that, if such Debt Securities are owned by an Issuer Trust, none of the modifications described in clauses (a) and (b) above may be made without the prior written consent of all the holders of Capital Securities of such Issuer Trust. (Indentures, Section 8.02)

     No Subordinated Debt Indenture may be amended to alter the subordination of any outstanding Debt Securities issued thereunder without the written consent of each holder of Senior Indebtedness (as defined therein) then outstanding that would be adversely affected thereby. (Subordinated Debt Indentures, Section 8.06)

CONCERNING THE DEBT SECURITIES TRUSTEES

     The Chase Manhattan Bank, The First National Bank of Chicago and The Bank of New York are three of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships and with which the Company and its subsidiaries maintain credit facilities.

GOVERNING LAW

     The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF CAPITAL SECURITIES

     Each Issuer Trust will issue only one series of Capital Securities and one series of Common Securities. The Trust Agreement for each Issuer Trust will be qualified as an indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Capital Securities will have such terms and will be subject to such conditions as shall be set forth in the Trust Agreement or made a part thereof by the Trust Indenture Act. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of a Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

     The Capital Securities will represent preferred undivided beneficial interests in the assets of the applicable Issuer Trust. The only assets of an Issuer Trust, and its only source of its revenues, will be the Debt Securities purchased by such Issuer Trust with the proceeds from the issuance of its Trust Securities. Accordingly, Distributions and other payment dates for such Trust Securities will correspond with the interest and other payment dates for such Debt Securities. See "Description of Debt Securities" in this Prospectus and in the applicable Prospectus Supplement for a description of such Debt Securities. If the Company does not make payments on such Debt Securities in accordance with their terms, such Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Trust Securities issued by such Issuer Trust in accordance with their terms. The Capital Securities issued by an Issuer Trust will rank pari passu, and payments thereon will be made thereon pro rata, with the Common Securities issued by such Issuer Trust except as described below under "--Subordination of Common Securities" and in the applicable Prospectus Supplement. Capital Securities will be fully and unconditionally guaranteed by the Company, to the extent described herein under "Description of Guarantees" and in the applicable Prospectus Supplement.

     Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Capital Securities offered hereby and thereby (to the extent such terms are applicable to such Capital Securities): (i) the specific designation, stated amount per Capital Security (the "Liquidation Amount"), number to be issued by the applicable Issuer Trust and purchase price; (ii) the currency or units based on or relating to currencies in which Distributions and other payments thereon will or may be payable; (iii) the Distribution rate or rates (or the method by which such rate or rates will be determined), if any; (iv) the date or dates on which any such Distributions will be payable; (v) any provisions relating to deferral of Distribution payments; (vi) the place or places where Distributions and other amounts payable on such Capital Securities will be payable; (vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) the voting rights, if any, of holders of such Capital Securities; (ix) the terms and conditions, if any, upon which the assets of such Issuer Trust may be distributed to holders of such Capital Securities; (x) any applicable United States federal income tax consequences; and (xi) any other specific terms of such Capital Securities.

DISTRIBUTIONS

     Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, unless otherwise specified in the applicable Prospectus Supplement. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four, unless otherwise specified in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and other amounts payable under the Capital Securities and Common Securities issued by an Issuer Trust shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities. However, unless otherwise provided in the applicable Prospectus Supplement, if on any date on which Distributions or other amounts are payable with respect to such Capital Securities and Common Securities, an "Event of Default" with respect to the Debt Securities owned by such Issuer Trust (a "Debenture Event of Default") has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of such Debt Securities when due, no payment of any Distribution on or other amounts payable under such Common Securities shall be made unless payment in full in cash of all accumulated amounts then due and payable with respect to all of such Issuer Trust's outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, and all other amounts with respect to, Capital Securities then due and payable.

     In the case of any Capital Securities Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the applicable Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Capital Securities Event of Default under the applicable Trust Agreement until the effects of such Debenture Event of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Capital Securities Events of Default; Notice" and "Description of Debt Securities--Events of Default." Until all such Capital Securities Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     The amount payable on Capital Securities in the event of any liquidation of a Issuer Trust will be the stated amount per Capital Security or such other amount as specified in the applicable Prospectus Supplement plus accumulated and unpaid Distributions, which, if specified in the applicable Prospectus Supplement, may be in the form of a distribution of the Debt Securities owned by such Issuer Trust.

     The holders of all the outstanding Common Securities of an Issuer Trust will have the right at any time to dissolve such Issuer Trust and, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, cause the Debt Securities owned by such Issuer Trust to be distributed to the holders of the Capital Securities and Common Securities in liquidation of such Issuer Trust as described in the applicable Prospectus Supplement. Other terms for the dissolution of an Issuer Trust and the distribution or liquidation of its assets to holders of Trust Securities will be set forth in the applicable Prospectus Supplement.

CAPITAL SECURITIES EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under a Trust Agreement (a "Capital Securities Event of Default") with respect to the Capital Securities issued pursuant thereto (whatever the reason for such Capital Securities Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) the occurrence of an Event of Default with respect to the Debt Securities in which the proceeds of the Capital Securities have been invested (see "Description of Debt Securities-- Events of Default" and the applicable Prospectus Supplement); or

     (ii) default by the applicable Issuer Trust or the Property Trustee in the payment of any Distribution on such Capital Securities when it becomes due and payable, and continuation of such default for a period of 30 days; or

     (iii) default by an Issuer Trust or the Property Trustee in the payment of any redemption price of any Trust Security issued pursuant to such Trust Agreement when it becomes due and payable; or

     (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable Issuer Trustees (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of such Capital Securities outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the applicable Trust Agreement; or

     (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

     Within ten Business Days after the occurrence of any Capital Securities Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the applicable Trust Securities and the Administrators, unless such Capital Securities Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by an Issuer Trust when due, the Capital Securities issued by such Issuer Trust will have a preference over the Common Securities issued by such Issuer Trust with respect to payments of any amounts in respect of such Capital Securities as described above. See "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an

Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or another Issuer Trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national- or state-chartered bank, and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which an Issuer Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under each Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

     An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of its outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Issuer Trust's Capital Securities or (b) substitutes for the Issuer Trust's Capital Securities other securities having substantially the same terms as the Issuer Trust's Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Issuer Trust's Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the corresponding Debt Securities, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Issuer Trust's Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns, directly or indirectly, all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Issuer Trust's Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENTS

     Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

     Each Trust Agreement may be amended from time to time by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of such Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, a Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Debt Securities are held by an Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debt Securities, (ii) waive any past default that may be waived under Section 5.10 of such applicable Indenture, (iii) exercise any right to rescind or annul a declaration that the principal amount of such Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the such Indenture or Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under such Indenture would require the consent of each holder of such Debt Securities affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the such Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of such Capital Securities except by subsequent vote of the holders of Capital Securities issued by such Issuer Trust. The Property Trustee will notify each holder of such Capital Securities of any notice of default with respect to such Debt Securities. In addition to obtaining the foregoing approvals of the holders of such Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in each Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the applicable Trust Agreement.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Debt Securities owned by an Issuer Trust, the Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities issued by such Issuer Trust) and all costs and expenses of such Issuer Trust (including costs and expenses relating to the organization of such Issuer Trust, the fees and expenses of the Issuer Trustees for such Issuer Trust and the costs and expenses relating to the operation of such Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such Issuer Trust might become subject. The foregoing obligations of the Company under the Debt Securities owned by an Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against such Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by an Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

PAYMENT AND PAYING AGENCY

     The applicable Prospectus Supplement will specify the manner in which payments in respect of the Capital Securities will be made. The paying agent (the "Paying Agent") for Capital Securities will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of a Capital Securities Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Capital Securities Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationships between The Bank of New York, the Property Trustee, and the Company, see "Description of Debt Securities--Information Concerning the Debt Securities Trustees."

MISCELLANEOUS

     The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that the Issuer Trusts will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Debt Securities owned by the Issuer Trusts will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

     Holders of the Capital Securities have no preemptive or similar rights.

     The Issuer Trusts may not borrow money or issue debt or mortgage or pledge any of their assets.

GOVERNING LAW

     Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                               GLOBAL SECURITIES

     The registered Debt Securities and Capital Securities of any series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depository (a "Depository") or with a nominee for a Depository identified in the Prospectus Supplement relating to such series and registered in the name of such Depository or nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered Securities of the series to be represented by such Registered Global Securities. Unless and until it is exchanged in whole for

Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

     The specific terms of the depository arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depository for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depository for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the applicable Indenture or Trust Agreement. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or Trust Agreement. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depository for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or Trust Agreement. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture or Trust Agreement, the Depository for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on Debt Securities, and any payments to holders with respect to Capital Securities, represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Debt Securities Trustees, the Issuer Trustees or any other agent of the Company, agent of the applicable Issuer Trust or agent of any such Trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered

Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company and the Issuer Trusts expect that the Depository for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities to holders in respect of such Registered Global Security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depository. The Company and the Issuer Trusts also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

     If the Depository for any Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company or the applicable Issuer Trust, as the case may be, within 90 days, the Company or the applicable Issuer Trust, as the case may be, will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company or the applicable Issuer Trust, as the case may be, may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depository shall instruct the relevant Trustee or other relevant agent of the Company, the applicable Issuer Trust or such Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in such Registered Global Security.

     The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depository for the Euroclear System, currently operated by Morgan Guaranty Trust Company of New York, Brussels Office, or its successor as operator of the Euroclear System ("Euroclear") and Cedel Bank, soci t anonyme or its successor ("Cedel Bank") or with a nominee for such depository identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities.

GENERAL

     Pursuant to a Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Capital

Securities covered by such Guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust that issued such Capital Securities may have or assert other than the defense of payment. The following payments with respect to Capital Securities, to the extent not paid by or on behalf of the Issuer Trust that issued such Capital Securities (the "Guarantee Payments"), will be subject to the Guarantee thereon: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, if any, (ii) the redemption price with respect to any Capital Securities called for redemption, including all accumulated and unpaid Distributions thereon (the "Redemption Price"), to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Issuer Trust (unless the Debt Securities owned by such Issuer Trust are distributed to holders of such Capital Securities in accordance with the terms thereof), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of such Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the applicable Issuer Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee of the related Issuer Trust's obligations under the Capital Securities covered thereby, but will apply only to the extent that such Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make payments on the Debt Securities owned by an Issuer Trust, such Issuer Trust will not be able to pay any amounts payable in respect of its Capital Securities and will not have funds legally available therefor and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Each Guarantee will have the same ranking as the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby. See "-- Status of the Guarantees." No Guarantee will limit the incurrence or issuance of other secured or unsecured debt of the Company.

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank pari passu in right of payment with the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby.

     Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or, if applicable, distribution to the holders of the Capital Securities of the Debt Securities owned by such Issuer Trust.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities issued by an Issuer Trust (in which case no vote will be required), the Guarantee that covers such Capital Securities may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the such Capital Securities outstanding. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--

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Voting Rights; Amendment of Trust Agreements" and in the applicable Prospectus
Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the covered Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee thereon without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the Capital Securities covered thereby unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between The Bank of New York, the Guarantee Trustee, and the Company, see "Description of Debt
Securities--Information Concerning the Debt Securities Trustees."

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities covered thereby, upon full payment of the amounts payable with respect to such Capital Securities upon liquidation of the related Issuer Trust or upon distribution of the Debt Securities owned by such Issuer Trust to the holders of such Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of such Capital Securities must repay any sums with respect to such Capital Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

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                             PLAN OF DISTRIBUTION

     The Company may sell Debt Securities and an Issuer Trust may sell the Capital Securities being offered hereby in three ways: (i) through agents,
(ii) through underwriters and (iii) through dealers. Any such underwriters, dealers or agents in the United States will include MS & Co. and/or DWR and any such underwriters, dealers or agents outside the United States will include MSIL or other affiliates of the Company.

     Offers to purchase Securities may be solicited by agents designated by the Company and/or an Issuer Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis.

     If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     In order to facilitate the offering of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms, including MS & Co., MSIL and DWR ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or an Issuer Trust, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or an Issuer Trust, as the case may be, and its compensation will be described in the applicable Prospectus Supplement.

     Remarketing firms, agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company and/or an Issuer Trust, as the case may be, to indemnification by the Company and/or an Issuer Trust, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and/or an Issuer Trust, as the case may be, in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Company and/or an Issuer Trust, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

     Any underwriter, agent or dealer utilized in the initial offering of Securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

     MS & Co., MSIL and DWR are wholly owned subsidiaries of the Company. Each initial offering of Securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding a NASD member firm's distributing the securities of an affiliate. Following the initial distribution of any Securities, MS & Co., MSIL, DWR and other affiliates of the Company may offer and sell such Securities in the course of their business as broker-dealers (subject, in the case of any securities listed on a stock exchange or quoted on an automated quotation system, to obtaining any necessary approval of the applicable stock exchange or quotation system for any such offers and sales). MS & Co., MSIL, DWR and such other affiliates may act as principals or agents in such transactions. This Prospectus may be used by MS & Co., MSIL, DWR and such other affiliates in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. None of MS & Co., MSIL, DWR or any such other affiliate is obligated to make a market in any Securities and may discontinue any market-making activities at any time without notice.

                            VALIDITY OF SECURITIES

     The validity of the Capital Securities will be passed on for the Issuer Trusts by Richards, Layton & Finger, P.A. The validity of the Debt Securities and the Guarantees will be passed upon for the Company by Brown & Wood LLP. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Davis Polk & Wardwell. Davis Polk & Wardwell has in the past represented Morgan Stanley and continues to represent the Company on a regular basis and in a variety of matters, including in connection with its merchant banking and leveraged capital activities.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of the Company and its subsidiaries as of fiscal year end 1997 and 1996 and for each of the three years in the period ended fiscal year end 1997 included or incorporated by reference in the Company's Annual Report on Form 10-K dated November 30, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon and incorporated herein by reference. The financial statements and financial statement schedule of Morgan Stanley as of November 30, 1996 and for each of the two years in the period ended November 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in their report and relied upon by Deloitte & Touche LLP in their reports incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon the respective reports given upon the authority of such firms as experts in accounting and auditing.


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